Certain identified information in this Agreement denoted with “[***]” has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and of the type that the registrant treats as private and confidential.

Exhibit 10.3

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STATELINE POWER, LLC

a Texas limited liability company

April 28, 2025

4912-9343-3620

THE LIMITED LIABILITY COMPANY INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.  SUCH LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OR RESOLD, EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE AND OTHER SECURITIES LAWS, PURSUANT TO REGISTRATION THEREUNDER OR EXEMPTION THEREFROM.  IN ADDITION, TRANSFER OF SUCH LIMITED LIABILITY COMPANY INTERESTS IS FURTHER RESTRICTED AS PROVIDED IN THIS AGREEMENT.  PURCHASERS OF SUCH LIMITED LIABILITY COMPANY INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STATELINE POWER, LLC
a Texas limited liability company

Article 1 DEFINITIONS AND CONSTRUCTION1

1.1 Definitions1

1.2 Construction1

Article 2 ORGANIZATION2

2.1 Formation2

2.2 Name2

2.3 Registered Office; Registered Agent; Principal Office; Other Offices2

2.4 Purposes2

2.5 Foreign Qualification3

2.6 Term3

2.7 No State Law Partnership3

2.8 Title to Company Assets3

Article 3 MEMBERS; UNITS3

3.1 Members3

3.2 Units3

3.3 No Other Persons Deemed Members4

3.4 No Withdrawal or Expulsion4

3.5 Members’ Schedules5

3.6 Admission of Additional Members5

3.7 Limited Liability; No Liability of Members6

Article 4 REPRESENTATIONS AND WARRANTIES6

4.1 Representations and Warranties of Members6

Article 5 CAPITAL CONTRIBUTIONS8

5.1 Initial Capital Contributions8

5.2 Additional Capital Contributions8

5.3 Required Capital Calls9

5.4 Defaulting Members9

5.5 Return of Contributions12

5.6 Capital Account12

5.7 No Commitment for Additional Financing13

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Page I

Article 6 DISTRIBUTIONS AND ALLOCATIONS13

6.1 Distributions13

6.2 Allocations of Profits and Losses15

6.3 Special Allocations16

6.4 Income Tax Allocations18

6.5 Other Allocation Rules19

Article 7 TRANSFER OF UNITS20

7.1 General Restrictions on Transfers of Units20

7.2 Restrictions on Transfers of Units20

7.3 Transfers to Permitted Transferees21

7.4 Permitted Minority Interest Transfers21

7.5 Right of First Refusal21

7.6 Tag-Along Rights23

7.7 Financing25

7.8 Drag-Along Rights25

7.9 Specific Performance28

Article 8 MANAGEMENT28

8.1 Management Under Direction of the Board28

8.2 Board of Directors29

8.3 Decisions Requiring Board Approval31

8.4 Conflict Activities31

8.5 Budgets32

8.6 Management Agreement34

8.7 Operator’s Delegation of Authority34

8.8 Officers35

8.9 Members35

8.10 Acknowledgement Regarding Outside Businesses and Opportunities36

8.11 Amendment, Modification or Repeal37

8.12 Redeployment of Company Assets38

Article 9 LIMITATION OF LIABILITY AND INDEMNIFICATION39

9.1 Duties of Members, Directors and Officers; Limitation of Member, Director and Officer Liability; Indemnification39

9.2 Advancement of Expenses42

9.3 Company Obligations; Indemnification Rights42

9.4 Insurance43

Article 10 CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS44

10.1 Financial Reports and Access to Information44

10.2 Maintenance of Books45

10.3 Accounts45

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Amended and Restated Limited Liability Company Agreement

Page II

10.4 Information; Confidentiality; Press Releases45

Article 11 TAXES47

11.1 Tax Returns47

11.2 Tax Partnership48

11.3 Tax Elections48

11.4 Partnership Representative48

Article 1249

DISSOLUTION, WINDING-UP AND TERMINATION49

12.1 Dissolution49

12.2 Winding-Up and Termination50

Article 13 GENERAL PROVISIONS51

13.1 Notices51

13.2 Entire Agreement; Supersedure52

13.3 Effect of Waiver or Consent52

13.4 Amendment or Restatement; Power of Attorney53

13.5 Binding Effect; Third-Party Beneficiaries54

13.6 Governing Law; Venue; Severability; Limitation of Liability54

13.7 Further Assurances56

13.8 Counterparts56

13.9 Fees and Expenses56

13.10 Outside Counsel56

13.11 No Presumption56

13.12 No Special Damages56

13.13 No Recourse.57

EXHIBITS

Exhibit ADefined Terms

Exhibit BForm of Addendum Agreement

Exhibit CForm of Call Notice

Exhibit DManagement Agreement

Exhibit EInitial Budgets

SCHEDULES

Schedule IMembers’ Schedule

Schedule IIInitial Directors

Schedule IIIInitial Officers

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Page III

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
STATELINE POWER, LLC
a Texas limited liability company

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Stateline Power, LLC, a Texas limited liability company (the “Company”), dated as of April 28, 2025 (the “Effective Date”), is adopted, executed and agreed to, for good and valuable consideration, by the Members and the Company.

WHEREAS, the Company was formed pursuant to the TBOC by filing the Certificate with the Secretary of State of the State of Texas on April 9, 2025;

WHEREAS, the Solaris Member entered into that certain Limited Liability Company Agreement of the Company dated April 9, 2025 (the “Original Agreement”);

WHEREAS, the Solaris Member has contributed or caused to be contributed to the Company the Solar Turbines Purchase Orders in exchange for the issuance by the Company of Series A-1 Units to the Solaris Member;

WHEREAS, the Members wish to enter into this Agreement to, among other things, (a) amend and restate the Original Agreement in its entirety in accordance with and pursuant to Section 13 of the Original Agreement, (b) set forth the management of the Company and (c) set forth their respective rights and obligations; and

WHEREAS, effective on the Effective Date (a) the Solaris Member shall continue as a Member and (b) the CTC Member will be admitted to the Company as a Member, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby confirmed and acknowledged), the Company and the Members amend and restate the Original Agreement in its entirety to read as follows:

Article 1
DEFINITIONS AND CONSTRUCTION
1.1Definitions.  Capitalized terms used in this Agreement (including the Exhibits and Schedules hereto) but not defined in the body of this Agreement have the meanings ascribed to them in Exhibit A.  Capitalized terms defined in the body of this Agreement are listed in Exhibit A with reference to the location of the definitions of such terms in the body of this Agreement.
1.2Construction.  In this Agreement, unless a clear contrary intention appears:  (a) pronouns in the masculine, feminine and neuter genders shall be construed to include each other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

mean “including, without limitation”; (c) references to Articles and Sections refer to Articles and Sections of this Agreement; (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules attached to this Agreement, and not to any particular subdivision unless expressly so limited; (e) references in any Article, Section or definition to any clause mean such clause of such Article, Section or definition; (f) references to Exhibits and Schedules are to the items attached to this Agreement as the described Exhibits or Schedules to this Agreement, each of which is incorporated herein and made a part of this Agreement for all purposes as if set forth in full herein; (g) references to dollars or money refer to the lawful currency of the United States; (h) references to “federal” or “Federal” mean U.S. federal or U.S. Federal, respectively; (i) references to the “IRS” or the “Internal Revenue Service” refer to the United States Internal Revenue Service; (j) references to “Revenue Procedures” or “Revenue Rulings” refer to Revenue Procedures or Revenue Rulings, respectively, published by the Internal Revenue Service; (k) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, modified or supplemented (including by any waiver or consent) and in effect from time to time in accordance with the terms thereof; and (l) reference to any Law means such Law as amended, modified, codified, reenacted or replaced and in effect from time to time.  The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

Article 2
ORGANIZATION
2.1Formation.  The Company was organized as a Texas limited liability company under and pursuant to the TBOC by the filing of the Certificate.
2.2Name.  The name of the Company is “Stateline Power, LLC” and all Company business must be conducted in that name or such other name or names that comply with Law and as the Board may select.
2.3Registered Office; Registered Agent; Principal Office; Other Offices.  The registered office of the Company required by the TBOC to be maintained in Texas shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Law.  The registered agent of the Company in Texas shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate in the manner provided by Law.  The principal office of the Company shall be at such place as the Board may designate.  The Company may have such other offices as the Board may designate.
2.4Purposes.  The purposes of the Company are to (a) own, operate and develop behind-the-meter power generation and balance-of-plant assets to power the Facility and (b) engage in such other activities reasonably necessary or advisable in connection with such purposes, and (c) engage in any other activities permitted by applicable Law as are approved by the Board, in each case upon the terms and conditions set forth in this Agreement, including Section 8.12.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

2.5Foreign Qualification.  The Company shall comply with all requirements necessary to qualify the Company to conduct business as a foreign limited liability company in foreign jurisdictions to the extent any such jurisdiction requires qualification for the Company to conduct business therein and to maintain the limited liability of the Members.  At the request of the Board, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement reasonably necessary to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business; provided, however, no Member shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.
2.6Term.  The Company’s existence commenced upon the effectiveness of the Certificate and, subject to Section 12.1, the Company shall have a perpetual existence until it is dissolved and terminated in accordance with this Agreement.
2.7No State Law Partnership.  The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be an agent, partner or joint venturer of any other Member, for any purposes other than U.S. federal and applicable state income tax purposes, and this Agreement may not be construed to suggest otherwise.
2.8Title to Company Assets.  Title to the Company’s assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity.  Title to any or all of the Company’s assets shall be held in the name of the Company and no Member, Director or Officer shall have any direct ownership interest in such Company assets.  All Company assets shall be recorded as the property of the Company in its books and records.  The Company may cause one or more direct, wholly owned Subsidiaries of the Company, as determined by Board Approval, to hold the Company’s assets and conduct its business.
Article 3

MEMBERS; UNITS
3.1Members.  The Persons listed on Schedule I are the Members of the Company as of the Effective Date.  Each such Member was admitted to the Company as a Member (or, in the case of any Person who was a Member before the Effective Date, continued to be a Member) upon such Person’s execution and delivery to the Company of this Agreement.
3.2Units.
(a)Unit Designations and Authorized Units. The Units shall initially be divided into two classes of Units referred to as “Series A-1 Units” and “Series A-2 Units” (together, “Series A Units”).  The Company is authorized to issue an unlimited number of Series A-1 Units and an unlimited number of Series A-2 Units as of the Effective Date. The Company may, if determined by the Board, issue fractional Units or may elect to round fractional Units to the nearest whole Units using any reasonable methodology adopted by the Board.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

(b)Series A Units.
(i)On the Effective Date, each Member listed on Schedule I has made, or is deemed to have made, Capital Contributions in the amount set forth under the “Capital Contributions” column opposite such Member’s name on Schedule I, and, in exchange for such Capital Contributions, the Company has issued to such Member the number of Series A-1 Units or Series A-2 Units as set forth under the “Series A-1 Units” and “Series A-2 Units” columns opposite such Member’s name on Schedule I.  Any and all Equity Interests of the Company owned or held by the Solaris Member before the issuance of those Series A-1 Units to the Solaris Member as described in the immediately preceding sentence are hereby deemed replaced in their entirety by such Series A-1 Units and are hereby forfeited and cancelled in their entirety. Notwithstanding anything in this Agreement to the contrary, if any Member is issued Series A Units in respect of a cash Capital Contribution deemed to be have been made on the Effective Date and such Member thereafter fails to remit funds to the Company in an amount equal to such deemed Capital Contribution within five (5) Business Days of receiving wire instructions from an Officer requesting remittance of such amount to a bank account in the name of the Company, then (A) all such Series A Units shall automatically be forfeited and cancelled in their entirety for no consideration and (B) in all other respects, such Member shall automatically be deemed to be a Defaulting Member pursuant to Section 5.4(d).
(ii)Following the Effective Date, in connection with the Company’s issuance of any Series A Units to a Member in accordance with this Agreement, such Series A Units shall be (A) Series A-1 Units, if such Member is the Solaris Member, and (B) Series A-2 Units, if such Member is the CTC Member.
(c)UCC Securities.  Units shall constitute “securities” governed by Article 8 of the applicable version of the Uniform Commercial Code, as amended from time to time after the Effective Date.
(d)No Certification.  Units shall not be certificated unless otherwise determined by the Board.
3.3No Other Persons Deemed Members.  Unless admitted to the Company as a Member as provided in this Agreement, no Person (including an assignee of rights with respect to Units or a transferee of Units, whether voluntary, by operation of Law or otherwise) shall be, or shall be considered, a Member.  The Company may elect to deal only with Persons admitted to the Company as Members as provided in this Agreement (including their duly authorized representatives).  Any distribution by the Company to a Person shown on the Company’s records as a Member or to its legal representatives shall relieve the Company of all liability to any other Person who may have an interest in such distribution by reason of any Transfer by the Member or for any other reason.
3.4No Withdrawal or Expulsion.  A Member may not take any action to withdraw as a Member voluntarily, and a Member may not be expelled or otherwise removed involuntarily as

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

a Member, before the dissolution and winding up of the Company, other than (a) as a result of a permitted Transfer of all of such Member’s Units in accordance with Article 7 and the transferee of such Units already being a Member or being admitted as an Additional Member or (b) as otherwise provided in this Agreement.  A Member will cease to be a Member only in the manner described in Section 3.6 or Article 7.

3.5Members’ Schedules.  The Company shall maintain one or more schedules of all of the Members from time to time, their mailing addresses, the Units held by them and the Capital Contributions made in respect of such Units (such schedules, as the same may be amended, modified or supplemented from time to time, collectively, the “Members’ Schedules”).  A copy of the Members’ Schedule with respect to all Members as of the Effective Date is attached hereto as Schedule I.
3.6Admission of Additional Members.
(a)Authority.  Subject to the limitations set forth in Article 7, the Board may admit Additional Members to the Company.  An Additional Member shall only be admitted to the Company with all the rights and obligations of a Member if: (i) with respect to any Person acquiring Units of a Member, all applicable conditions of Article 7 are satisfied; and (ii) such Additional Member, if not already a party to this Agreement, shall have executed and delivered to the Company (A) an Addendum Agreement in the form attached hereto as Exhibit B (an “Addendum Agreement”) and (B) such other documents or instruments as may be required to effect the admission as may be reasonably determined by the Board in good faith.  No Transfer of Units otherwise permitted or required by this Agreement shall be effective, no Member shall have the right to substitute a transferee as a Member in its place with respect to any Units acquired by such transferee in any Transfer, if the foregoing conditions are not satisfied.
(b)Rights and Obligations of Additional Members.  A transferee of Units who has been admitted as an Additional Member in accordance with this Agreement shall, from and after the date of such admission becoming effective pursuant to Section 3.6(c), have all the rights and powers and be subject to all the restrictions and liabilities under this Agreement relating to a Member holding Units.
(c)Date of Admission as Additional Member.  Admission of an Additional Member shall become effective on the date the applicable conditions set forth in Section 3.6(a) are satisfied.  Upon the admission of an Additional Member: (i) the Company shall, without requiring the consent of any other Person, revise the Members’ Schedules to reflect the name and address of, and number and class of Units held by, such Additional Member and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Additional Member; and (ii) in the event of a Transfer to such an Additional Member, the Transferring Member shall be relieved of its obligations under this Agreement with respect to such Transferred Units, except as set forth in the proviso to the following sentence.  Any Member who Transfers all of such Member’s Units in a Transfer permitted pursuant to Article 7 (where the transferee was admitted as an Additional Member) shall cease to be a Member as of the date on which the transferee is

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

admitted as an Additional Member; provided, however, such Member shall not be relieved of any liabilities (including obligations surviving Transfers under Section 6.1(e)) incurred by such Member pursuant to the terms and conditions of this Agreement prior to the time such Member Transfers any Units or ceases to be a Member hereunder.
3.7Limited Liability; No Liability of Members.  Except as otherwise provided under the non-waivable provisions of the TBOC or as expressly provided in this Agreement (including under Section 6.1(e)), (i) the debts, liabilities, contracts and other obligations of the Company (whether arising in contract, tort or otherwise) shall be solely the debts, liabilities, contracts and other obligations of the Company, and (ii) no Member in its capacity as such shall be liable personally for any debts, liabilities, contracts or other obligations of: (a) the Company, except to the extent set forth in any separate written instrument signed by the applicable Member; or (b) any other Member.  No Member shall have any responsibility or obligation to restore any deficit balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or to return distributions made by the Company, except as expressly provided in this Agreement or required by any non-waivable provision of the TBOC; provided, however, each Member shall be responsible for its failure to make Capital Contributions upon the issuance of Capital Calls made in accordance with this Agreement.

REPRESENTATIONS AND WARRANTIES
4.1Representations and Warranties of Members.  Each Member severally, but not jointly, represents and warrants as of the Effective Date (or, in the case of an Additional Member, on the date it is admitted pursuant to Section 3.6) to the Company and each other Member:
(a)Authority.  Such Member has all requisite power and authority to execute and deliver this Agreement, and the execution, delivery and performance by such Member of this Agreement has been, or will be, duly authorized by all necessary action.
(b)Binding Obligations.  This Agreement has been, or will be, duly and validly executed and delivered by such Member and constitutes the binding obligation of such Member enforceable against such Member in accordance with its terms, subject to Creditors’ Rights.
(c)No Conflict.  The execution, delivery and performance by such Member of this Agreement will not, with or without the giving of notice or the passage of time, or both:  (i) violate any Law to which such Member is subject; (ii) violate any order, judgment or decree applicable to such Member; or (iii) conflict with, or result in a breach or default under, (A) any term or condition of such Member’s organizational documents, if applicable, or (B) any other instrument to which such Member is a party or by which any property of such Member is otherwise bound or subject, except, in the case of this clause (B), where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the performance of the actions contemplated by this Agreement.
(d)Purchase Entirely for Own Account.  The Units acquired or to be acquired by such Member will be acquired for investment for such Member’s own account, not as a

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act; such Member has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act; and such Member does not have any contract, undertaking, agreement or arrangement with any Person to sell, Transfer or grant participations to such Person or to any third Person, with respect to any of the Units in violation of the Securities Act.
(e)Information; Investment Experience.  Such Member is familiar with the business and financial condition, properties, operations and prospects of the Company, including such Member’s rights set forth in this Agreement, and such Member has made all investigations which it deems necessary or desirable for deciding whether to invest in the Units.  Such Member has the necessary knowledge and experience in financial and business matters to make such Member capable of evaluating the merits and risks of an investment in the Units and making an informed investment decision with respect to the purchase thereof and understands: (i) this investment is suitable only for an investor able to bear the economic consequences of losing such investor’s entire investment; (ii) the acquisition of the Units hereunder is a speculative investment which involves a high degree of risk of loss, which could include the loss of the Member’s entire investment; and (iii) there are substantial restrictions on the transferability of, and there will be no public market for the foreseeable future for, the Units and, accordingly, it may not be possible for such Member to liquidate such Member’s investment when such Member desires or needs to liquidate its Units.
(f)Unregistered Securities.  Such Member understands the Units, at the time of issuance or acquisition, will not be registered under the Securities Act or other applicable federal or state securities laws.  Such Member also understands such Units are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Member’s representations contained in this Agreement.
(g)Restricted Securities.  Such Member understands the Units to be acquired by such Member may not be sold, Transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and in the absence of either an effective registration statement covering such Units or an available exemption from registration under the Securities Act, the Units must be held indefinitely.  Such Member understands the Company has no present intention of registering the Units to be acquired by such Member.  Such Member also understands there is no assurance any exemption from registration under the Securities Act will be available and, even if available, such exemption may not allow such Member to Transfer all or any portion of the Units to be acquired by it under the circumstances, in the amounts or at the times such Member might propose.  In particular, such Member is aware the Units may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are met.  Among the conditions for use of Rule 144 may be availability of current information to the public about the Company.  Such information is not now available and the Company has no plans to make such information available.
(h)Accredited Investor.  Such Member is an Accredited Investor.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

(i)Taxes.  Such Member has reviewed with its own Tax advisors the U.S. federal, state and local and non-U.S. Tax consequences of an investment in the Units and the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party.  Such Member acknowledges and agrees that neither the Company nor any other Member has made or is making in this Agreement or any other Transaction Document any representation or warranty as to the U.S. federal, state or local or non-U.S. Tax consequences to such Member as a result of such Member’s acquisition of Units or the transactions contemplated by the Transaction Documents to which such Member is, or will be, a party.  Such Member acknowledges and agrees that such Member shall be responsible for its own Tax liability that may arise as a result of such Member’s ownership of Units.
Article 5

CAPITAL CONTRIBUTIONS
5.1Initial Capital Contributions.  As of the Effective Date, each Member listed on Schedule I has made, or is deemed to have made, one or more Capital Contributions in the aggregate amount set forth under the “Capital Contribution” column opposite such Member’s name on Schedule I.
5.2Additional Capital Contributions.
(a)Capital Contributions.  The Board may request the Members make additional Capital Contributions (each, a “Capital Call”) by delivering written notice substantially in the form attached hereto as Exhibit C (a “Call Notice”), which notice shall specify in reasonable detail (i) the purpose and anticipated use of such Capital Call, (ii) the aggregate amount of such Capital Call and (iii) the amount to be contributed by each Member.  Upon receipt of a Call Notice, each Member shall make any Capital Contributions in cash to the Company in an amount equal to such Member’s Sharing Ratio of the aggregate additional Capital Contributions requested pursuant to the applicable Call Notice in accordance with the terms of such Call Notice and Section 5.3.  Other than as set forth in this Section 5.2 and Section 5.3, no Member shall be obligated to make any additional Capital Contributions after the Effective Date.
(b)Timing of Contributions.  Each Member shall, subject to the terms and conditions of this Agreement, with respect to any Capital Call, make its Capital Contributions within 15 calendar days after the applicable Call Notice is delivered to such Member or before such later funding date as may be set forth in such Call Notice.
(c)Allocation of Capital Contributions. With respect to any Capital Contribution, the Company shall record the amount of such Capital Contribution in the Members’ Schedules. With respect to any Capital Contribution made by a Member pursuant to this Section 5.2, the Company shall issue such additional number of Series A Units as is determined by the Board and sufficient to cause the Sharing Ratio of each Member to equal the percentage calculated by dividing (i) the aggregate amount of Capital

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Contributions made by such Member and (ii) the aggregate amount of Capital Contributions made by all Members.
(d)The Members acknowledge and agree that (i) all Capital Calls shall be funded by the Members and, for the avoidance of doubt, the Company shall not be required to obtain alternative financing as opposed to making a Capital Call even if such alternative financing is then available on terms more favorable to the Company and (ii) the Board shall be entitled to determine whether to cause the Company to elect to make any Capital Call (other than any Required Capital Call, which for the avoidance of doubt, shall not be subject to Board Approval) without considering any interests or factors that may be applicable to any one or more of the Members.
(e)The Company shall use the proceeds received with respect to any Capital Contribution in accordance with the purpose and anticipated use described in the Call Notice.
5.3Required Capital Calls.
(a)Notwithstanding anything to the contrary in Section 5.2, the Operator may deliver Call Notices to the Members for the following purposes (each a “Required Capital Call”), to the extent the Operator has reasonably determined that the Company Group does not have sufficient available cash on hand (after taking into account the Reserve Amount):
(i)to fund expenditures contemplated by the Initial Budgets or any subsequent Capex Budget in accordance with the amount and schedule set forth therein, including any Permitted Overruns; or
(ii)to fund any Emergency Expenditures or Required Expenditures.
(b)The Members shall fund each Required Capital Call in accordance with Section 5.2; provided, however, that the Board shall have the authority to cause the Company to withdraw any Call Notice at any time, and for any reason, before any required funding date set forth in such Call Notice; provided, further, in the case of any such withdrawal, any Capital Contributions previously made by any Member to the Company in respect of the withdrawn Call Notice shall be promptly returned to such Member unless such Member elects by written notice to the Board to apply such Capital Contributions towards the next Capital Call.
5.4Defaulting Members.
(a)If any Member fails to make a Capital Contribution (the amount such Member fails to fund, a “Defaulted Contribution”) as called for in compliance with Section 5.2 and Section 5.3 and does not cure such failure within 15 calendar days after receipt of written notice from the Company of such failure, then such Member shall be deemed to be in Default (a “Contribution Default”).

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

(b)If a Member is in Default (a “Defaulting Member”) due to a Contribution Default, then, without 15 calendar days of the occurrence of such Contribution Default, any other Member that is not also then in Default (the “Non-Defaulting Member”), in its sole discretion, may fund all or any portion of the Defaulted Contribution on behalf of such Defaulting Member with notice to the Board. At the Non-Defaulting Member’s election, any amount so funded by the Non-Defaulting Member shall be treated as a loan from the Non-Defaulting Member to such Defaulting Member (a “Default Loan”), the proceeds of which shall be deemed to have been used by the Defaulting Member to make a Capital Contribution to the Company equal to the Defaulted Contribution. A Default Loan shall (i) bear interest from the date of its funding until repaid by such Defaulting Member at a rate equal to the greater of (A) [***]% per annum and (B) if the Non-Defaulting Member incurs Third-Party indebtedness to make the Default Loan, the lowest interest rate such Non-Defaulting Member reasonably obtains from a Third Party, after the exercise of commercially reasonable efforts; (ii) be pre-payable by the Defaulting Member at any time; and (iii) be fully recourse to the Defaulting Member. Until such time that there is no outstanding balance owed under any Default Loan (including any accrued interest thereon), (x) any amounts that would otherwise be distributable to the Defaulting Member under Section 6.1(b) or Section 12.2, as applicable, shall instead be distributed to the Non-Defaulting Member and (y) any purchase price payable to the Defaulting Member in connection with any sale of its Units shall first be paid to the Non-Defaulting Member and, in the case of each of the foregoing clauses (x) and (y), as repayment of such Default Loan until the repayment in full of such Default Loan (including any accrued interest thereon). Any amounts distributed to the Non-Defaulting Member pursuant to clauses (x) and (y) of the immediately preceding sentence shall be treated for all purposes of this Agreement and for U.S. federal, state and local income tax purposes as having been made by the Company to the Defaulting Member, notwithstanding the Company’s distribution of such amounts to the Non-Defaulting Member, and any amounts distributed or payable to the Non-Defaulting Member pursuant to clauses (x) and (y) of the immediately preceding sentence shall reduce the amounts owed to the Non-Defaulting Member under the related Default Loan, first as to interest and then as to principal.
(c)If the Non-Defaulting Member funds all or any portion of a Defaulted Contribution on behalf of a Defaulting Member pursuant to Section 5.4(b) but declines or does not elect to treat the amount so funded as a Default Loan within five Business Days of the occurrence of the underlying Contribution Default, then (i) the amount so funded shall be treated as an additional Capital Contribution by the Non-Defaulting Member and (ii) taking into account such additional Capital Contribution, the Company shall issue such additional number of Series A Units to the Non-Defaulting Member (in accordance with Section 3.2(b)(ii)) sufficient to cause the Sharing Ratio of each Member to equal the percentage calculated by dividing (A) the aggregate amount of Capital Contributions made by such Member and (B) the aggregate amount of Capital Contributions made by all Members.
(d)If (i) any Member (A) undergoes Bankruptcy, (B) breaches any obligations or restrictions set forth in Article 7 in connection with any proposed or purported Transfer, (C) commits a material breach of any other terms of this Agreement (other than

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Contribution Default) and does not cure such material breach within 15 calendar days after receipt of written notice from the Company of such failure; (ii) in the case of the CTC Member, any Rental Order is terminated by Lessor upon a Customer Event of Default pursuant to Section 13 of the Rental Agreement, or any Rental Order is terminated by Customer for any other reason (other than a Lessor Event of Default), whether pursuant to Section 2 of the Rental Agreement or otherwise; (iii) in the case of the Solaris Member, the Management Agreement is wholly terminated by the Company pursuant to the final sentence of Section 12.1 thereof and, at such time, Customer has terminated or has the right to terminate the Rental Agreement or any Rental Order pursuant to Section 13 of the Rental Agreement; (iv) in the case of the CTC Member, a CTC Change of Control has occurred prior to the expiration or earlier valid termination of the Rental Agreement without the consent of the Solaris Member (which consent shall not be unreasonably withheld or delayed, taking into account the particular circumstances of the Solaris Member and its Affiliates); or (v) in the case of the Solaris Member, a Solaris Change of Control has occurred prior to the expiration or earlier valid termination of the Rental Agreement without the consent of the CTC Member (which consent shall not be unreasonably withheld or delayed, taking into account the particular circumstances of the CTC Member and its Affiliates), then, in each case, notwithstanding anything to the contrary set forth in this Agreement, such Member shall be deemed a Defaulting Member and (1) subject to and except for any of its protections or other rights under Section 13.4, such Defaulting Member shall cease to have any voting or approval rights under this Agreement in its capacity as a Member, but (x) such Member shall continue to have rights to dispute Fair Market Value in accordance with the definition thereof and (y) the taking of any Fundamental Actions shall thereafter require approval of such Defaulting Member, so long as such Defaulting Member continues to hold at least 20.00% of the issued and outstanding Series A Units; (2) the Directors designated by such Defaulting Member shall automatically be removed from the Board as Directors without any further action required on the part of any Person; (3) each other Member not then in Default shall have the right to purchase its Sharing Ratio (with all Units held by such Defaulting Member to be disregarded in the calculation thereof) of all Units held by such Defaulting Member at a purchase price equal to 100% of the Fair Market Value of any such Units so purchased; and (4) subject to Section 13.12, be subject to all such other rights and remedies available at Law or in equity as the Company may have against such Defaulting Member, including rights and remedies arising from such Defaulting Member’s breach of this Agreement.
(e)A Defaulting Member shall be liable for the reasonable costs and expenses (including attorneys’ fees and expenses) incurred by the Company or any Member in connection with the exercise of any of the remedies set forth in this Section 5.4 or arising out of any legal proceeding against such Defaulting Member relating to such Defaulting Member’s failure to comply with this Section 5.4.
(f)Each Member agrees the provisions in this Section 5.4 are reasonable under the circumstances and constitute a good faith estimate of the loss likely to be suffered by the Company if a Member becomes a Defaulting Member.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

(g)Unless otherwise determined by the Board, the provisions of this Section 5.4 relating to the rights, obligations, powers or preferences applicable to any Units held by a Defaulting Member shall continue to apply in respect of any such Units Transferred by such Defaulting Member after the applicable Default.
5.5Return of Contributions.  Except as provided in Section 12.2(b), a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions.  An unreturned Capital Contribution is not a liability of the Company or of any Member.  No Member is required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.  For the avoidance of doubt, this Section 5.5 shall not limit the Company’s rights and obligations to make distributions in accordance with Section 6.1.
5.6Capital Account.
(a)A separate capital account (a “Capital Account”) shall be established and maintained for each Member in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv).  Each Member’s Capital Account: (i) shall be increased by (A) the amount of money contributed by such Member to the Company (including, to the extent applicable, pursuant to Section 5.6(b)), (B) the initial Book Value of property contributed by such Member to the Company (net of liabilities that the Company is considered to assume or take subject to), (C) allocations to such Member of Profits and any items of income or gain pursuant to Section 6.2 and any other items of income or gain allocated to such Member pursuant to Section 6.3, and (D) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv); and (ii) shall be decreased by (A) the amount of money distributed to such Member by the Company, (B) the Book Value of property distributed to such Member by the Company (net of liabilities that such Member is considered to assume or take subject to), (C) allocations to such Member of Losses pursuant to Section 6.2 and any other items of loss or deduction allocated to such Member pursuant to Section 6.3, and (D) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv).  A Member that has more than one class or series of Units shall have a single Capital Account that reflects all such Units; provided, however, that the Capital Accounts shall be maintained in such manner as will facilitate a determination of the portion of each Capital Account attributable to each class or series of Units.
(b)If any Company Level Tax (i) for purposes of maintaining Capital Accounts and allocating Profits and Losses, is treated as an expense of the Company, and (ii) for purposes of Article 6, relates to one or more Members (each such Member, an “Affected Member”) and is recoverable from such Affected Members in accordance with Section 6.1(e), then to the extent that the Board determines it is appropriate for purposes of properly maintaining Capital Accounts (including by avoiding duplicative reductions thereto), the Company (A) shall allocate the expense with respect to such Tax to the Affected Members in accordance with Section 6.1(e), (B) to the extent the Company recovers the Company Level Tax by payment from the Affected Members (whether directly or in repayment of a deemed loan), shall increase the Affected Members’ Capital Accounts by the amount of

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

such payment in accordance with Section 5.6(a)(i)(A) (notwithstanding that, for all other purposes of this Agreement, the amount of such payment shall not be treated as a Capital Contribution and shall not reduce the amount that the Affected Members are otherwise obligated to contribute to the Company), and (C) to the extent the Company recovers the Company Level Tax by reducing the distributions to which the Affected Members would otherwise be entitled to receive, shall not reduce the Capital Account of the Affected Members by the amount of the distributions that were offset (notwithstanding that for purposes of Article 6, the amount of such distributions that were offset will be treated as having been distributed to the Affected Members).
(c)On the Transfer of all or part of a Member’s Units, the Capital Account of the transferor that is attributable to the Transferred Units shall carry over to the transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).
5.7No Commitment for Additional Financing.  The Company and each Member acknowledge and agree no Member has made any representation, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than each Member’s agreement to fund its respective Capital Contributions as set forth in this Agreement and subject to all terms and conditions set forth in this Agreement.  In addition, the Company and each Member acknowledge and agree: (a) no statements made by any Member or its representatives before, on or after the Effective Date shall create an obligation to provide or assist the Company in obtaining any financing or investment; and (b) no Member shall rely on any such statement by any other Member or its representatives.  Except for each Member’s agreement to fund its respective Capital Contributions, each Member shall have the right, in its sole discretion, to refuse or decline to participate in any such other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
Article 6

DISTRIBUTIONS AND ALLOCATIONS
6.1Distributions.
(a)Generally.  Subject to Section 12.2, each distribution made by the Company, regardless of the source or character of the assets to be distributed, shall be made in accordance with this Article 6 and applicable Law.  All distributions are subject to variance pursuant to Section 5.4(b).
(b)Regular Distributions.  Except as otherwise provided by the Board, no later than 30 days following the end of the final calendar month of each fiscal quarter, the Board shall determine the Reserve Amount and the Distributable Cash for such preceding month in accordance with the definitions ascribed to such terms in this Agreement, and all such Distributable Cash shall be distributed on each date of distribution to the Members in accordance with their respective Sharing Ratios.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

(c)All distributions made under this Section 6.1 shall be made to the holders of record of the applicable Units on the record date established by the Board or, in the absence of any such record date, to the holders of the applicable Units on the date of the distribution.
(d)The Company may not distribute securities or other Company assets in kind unless otherwise determined by the Board.  If any distributions are made in kind, the Fair Market Value of securities or other Company assets distributed in kind shall be determined by the Board by Board Approval as of the date any such distribution is elected.  In the event of any distribution of Company assets in kind or both cash and Company assets in kind, each Member shall be distributed its proportionate share of any such cash so distributed and its proportionate share of any such Company assets so distributed in kind (based on the Fair Market Value of such Company assets).
(e)Withholding and Other Tax Payments by the Company.
(i)Any member of the Company Group may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable Law, and each Member hereby authorizes any member of the Company Group to withhold or pay on behalf of or with respect to such Member any amount of U.S. federal, state, or local or non-U.S. Taxes that the Board determines that the Company Group is required under applicable Law to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.  To the extent that any Tax is paid by (or withheld from amounts payable to) any member of the Company Group and the Board determines that such Tax is attributable to one or more specific Members (including any Company Level Taxes), such Tax shall be treated as an amount of Taxes withheld or paid with respect to such Member pursuant to this Section 6.1(e).  Any determinations made by the Board pursuant to this Section 6.1(e)(i) shall be binding upon the Members.  Upon the Company’s request, each Member shall promptly provide to the Company a duly completed and executed Internal Revenue Service Form W-9 or the appropriate Internal Revenue Service Form W-8 and such other information as may be reasonably requested by the Company (including without limitation an affidavit of non-foreign status pursuant to Code Section 1446(f)(2)) in order for the Company to accurately determine its withholding obligation, if any.
(ii)For all purposes under this Agreement, any amounts withheld or paid with respect to a Member pursuant to this Section 6.1(e) shall offset any distributions to which such Member is entitled concurrently with such withholding or payment and shall be treated as having been distributed to such Member pursuant to Section 6.1(b) at the time such offset is made.  To the extent that the cumulative amount of such withholding or payment exceeds the distributions to which such Member is entitled concurrently with such withholding or payment, the amount of such excess shall be considered a loan from the Company to such Member, with interest accruing at the greater of (1) the applicable underpayment rate for such period, as specified in Code Section 6621 and (2) the primary rate of interest then

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

publicly quoted by J.P. Morgan Chase & Co. or, at the request of the Board, the amount of such excess shall be promptly paid to the Company by the Member on whose behalf such withholding is required to be made; provided, however, that any such payment shall not be treated as a Capital Contribution and shall not reduce the amount that a Member is otherwise obligated to contribute to the Company.  Any such loan shall be satisfied out of distributions to which such Member would otherwise be subsequently entitled (and to the extent satisfied out of such distributions, such amounts shall be treated as distributed to such Member pursuant to Section 6.1(b) at the time of such satisfaction) until such loan becomes due and payable in full, which shall occur upon such time as the Board requests that the Member pay such amount to the Company.  Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 6.1(e).  Each Member shall take such actions as the Company may request in order to perfect or enforce the security interest created hereunder.  Each Member shall indemnify and hold harmless the Company, the other Members and the Partnership Representative from and against any liability relating to Taxes (including any liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member.
(iii)Notwithstanding any other provision of this Agreement, (i) any Person who ceases to be a Member shall be treated as a Member for purposes of this Section 6.1(e) and (ii) the obligations of a Member pursuant to this Section 6.1(e) shall survive indefinitely with respect to any Taxes withheld or paid by the Company or a Subsidiary of the Company that relate to the period during which such Person was actually a Member, regardless of whether such Taxes are assessed, withheld or otherwise paid during such period; provided, however, that if the Board determines that seeking indemnification for Company Level Taxes from a former Member is not practicable, or that seeking such indemnification has failed, then, in either case, the Board may (A) recover any liability for Company Level Taxes from the substituted Member that acquired directly or indirectly the applicable interest in the Company from such former Member or (B) treat such liability for Company Level Taxes as a Company expense.
6.2Allocations of Profits and Losses.  After giving effect to the allocations under Section 6.3, Profits and Losses (and to the extent determined to be necessary and appropriate by the Board to achieve the resulting Capital Account balances described below, any allocable items of gross income, gain, loss and expense includable in the computation of Profits and Losses) for each Allocation Period shall be allocated among the Members during such Allocation Period, in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all allocations under Section 6.3 and all distributions through the end of such Allocation Period) to equal, as nearly as possible, (a) the amount such Members would receive if all assets of the Company on hand at the end of such Allocation Period were sold for cash equal to their Book Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited in the case of nonrecourse liabilities to the Book Value of the property securing such liabilities) and all remaining or resulting cash was distributed to the Members under Section 12.2(b) minus

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

(b) such Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately before the hypothetical sale of assets, and the amount any such Member is treated as obligated to contribute to the Company, computed immediately after the hypothetical sale of assets.

6.3Special Allocations.  The following allocations shall be made in the following order:
(a)Nonrecourse Deductions shall be allocated to the Members in the manner determined by the Board to the extent permitted by the Treasury Regulations.
(b)Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulations Section 1.704-2(b)(4).  If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which such Members bear the Economic Risk of Loss.  This Section 6.3(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.
(c)Notwithstanding any provision of this Agreement to the contrary, if there is a net decrease in Minimum Gain for an Allocation Period (or if there was a net decrease in Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.3(c)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)).  This Section 6.3(c) is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.
(d)Notwithstanding any provision of this Agreement to the contrary except Section 6.3(c) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for an Allocation Period (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior Allocation Period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 6.3(d)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)).  This Section 6.3(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(e)Notwithstanding any provision of this Agreement to the contrary except Section 6.3(a) and Section 6.3(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have a deficit balance in its Adjusted Capital Account (or increase any existing deficit

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

balance in its Adjusted Capital Account) at the end of such Allocation Period.  All Losses and other items of loss and expense in excess of the limitation set forth in this Section 6.3(e) shall be allocated to the Members who do not have a deficit balance in their Adjusted Capital Accounts in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have a deficit in its Adjusted Capital Account.
(f)Notwithstanding any provision of this Agreement to the contrary except Section 6.3(c) and Section 6.3(d), any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Allocation Period) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Adjusted Capital Account as quickly as possible; provided, that, an allocation pursuant to this Section 6.3(f) shall be made only if and to the extent that such Member would have a deficit Adjusted Capital Account balance after all other allocations provided for in this Article 6 have been tentatively made as if this Section 6.3(f) were not in this Agreement.  This Section 6.3(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(g)If any Member has a deficit balance in its Adjusted Capital Account at the end of any Allocation Period, such Member shall be allocated items of Company gross income and gain in the amount of such deficit as quickly as possible; provided, however, that an allocation pursuant to this Section 6.3(g) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account after all other allocations provided for in this Article 6 have been tentatively made as if Section 6.3(f) and this Section 6.3(g) were not in this Agreement.
(h)To the extent an adjustment to the adjusted tax basis of any Company assets pursuant to Code Section 734(b) (including any such adjustments pursuant to Treasury Regulations Section 1.734-2(b)(1)) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Units, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such Treasury Regulations Section applies, or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
(i)If a Non-Compensatory Option to acquire an interest in the Company is exercised, the Book Value of the Company’s assets shall be adjusted in accordance with clause (v) of subparagraph (b) of the definition of “Book Value” herein, and the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Book Value of a Company asset) or loss (if the adjustment decreases the Book Value of a

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Company asset) from the disposition of such asset, and such gain or loss shall be allocated in accordance with Section 704 of the Code and the applicable Treasury Regulations promulgated thereunder, including, to the extent determined by the Board to be necessary or appropriate, any proposed Treasury Regulations, rulings, guidance or other administrative pronouncement.
(j)To the extent the Company recognizes any gain (including any gain recognized as ordinary income under Code Section 1245 and any gain recognized under Code Section 1231) from the disposition of any section 1245 property (as such term is defined for purposes of Code Section 1245), such gain shall be allocated to the Members that were allocated Depreciation with respect to such section 1245 property in an amount that does not exceed the prior Depreciation allocated to such Member with respect to such section 1245 property, provided, however, such allocation shall not be made to the extent it would prevent all remaining allocations to the Members for the Allocation Period from producing the Capital Account balances described in Section 6.2.
(k)Any Tax exempt income described in Code Section 6417(c)(l)(C) or Code Section 6418(c)(l)(A) shall be allocated among the Members in accordance with Code Section 6417(c)(l)(D) and Code Section 6418(c)(l)(B), respectively, and the applicable Treasury Regulations promulgated thereunder, including, to the extent determined by the Board to be necessary or appropriate, any proposed Treasury Regulations, rulings, guidance or other administrative pronouncements.
(l)If any Units held by any holder of Units are forfeited or redeemed by the Company, such holder shall be allocated items of loss and deduction in the Allocation Period of such forfeiture or redemption in the manner and to the extent required by proposed Treasury Regulations Section 1.704-1(b)(4)(xii) (as such proposed Treasury Regulations may be amended or modified, including upon the issuance of temporary or final Treasury Regulations).
(m)Items of income, gain, loss, expense or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Partnership Tax Audit Rules.
6.4Income Tax Allocations.
(a)All items of income, gain, loss and deduction for U.S. federal income tax purposes shall be allocated in the same manner as the corresponding item is allocated pursuant to Section 6.2 or Section 6.3, except as otherwise provided in this Section 6.4.
(b)In accordance with the principles of Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Book Values), income, gain, deduction and loss with respect to any Company asset having a Book Value which differs from such asset’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members in order to account for any such difference using the “traditional method” set forth in Treasury Regulations Section 1.704-3(b) or such other

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

method or methods as determined by the Board to be appropriate and in accordance with the applicable Treasury Regulations.
(c)Any recapture of grants or credits shall be allocated to the Members in accordance with applicable Law.
(d)If, as a result of an exercise of a Non-Compensatory Option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(s)(4) and 1.704-1(b)(4)(x).
(e)Tax credits of the Company shall be allocated among the Members as provided in Treasury Regulations Sections 1.704-1(b)(4)(ii) and 1.704-1(b)(4)(viii).
(f)Allocations pursuant to this Section 6.4 are solely for purposes of U.S. federal, state, and local taxes and, except as otherwise specifically provided, shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
6.5Other Allocation Rules.
(a)All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the transferor and the transferee in accordance with a method or methods selected by the Board and permissible under Code Section 706 and the Treasury Regulations thereunder.
(b)The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Board and permissible under the Treasury Regulations.
(c)The definition of Capital Account set forth in Section 5.6(a) and the allocations set forth in Section 6.2, Section 6.3, Section 6.4 and the preceding provisions of this Section 6.5 are intended to comply with the Treasury Regulations.  If the Board determines that the determination of a Member’s Capital Account or the allocations to a Member are not in compliance with the Treasury Regulations or should be adjusted as a result of an exercise of remedies pursuant to Section 5.4, the Board is authorized to make any appropriate adjustments.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Article 7

TRANSFER OF UNITS
7.1General Restrictions on Transfers of Units.
(a)Transfers of Units otherwise permitted or required by this Agreement may only be made in compliance with applicable foreign, U.S. federal and state securities laws, including the Securities Act.
(b)For so long as the Company is a partnership for U.S. federal income tax purposes, in no event may any Transfer of any Units by any Member be made (i) if such Transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or (ii) if such Transfer would otherwise result in the Company being treated as a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code and the Treasury Regulations promulgated thereunder.
(c)Transfers of Units may only be made in strict compliance with all applicable terms of this Agreement, and any purported Transfer of Units not made in compliance with all applicable provisions of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Transfer and shall not effect any such purported Transfer on the transfer books of the Company or Capital Accounts of the Members.  The Members agree the restrictions contained in this Article 7 are fair and reasonable and in the best interests of the Company and the Members.
(d)No Transfer of Units may be made to a Prohibited Transferee, CTC Competitor or Solaris Competitor absent Board Approval.
(e)A Member making a Transfer permitted by this Agreement shall (i) at least ten (10) Business Days before such Transfer, deliver to the Company an affidavit of non-foreign status with respect to such Member that satisfies the requirements of Code Section 1446(f)(2), or (ii) no more than fifteen (15) Business Days following such Transfer, provide to the Company proof that the transferee Member has properly withheld and remitted to the Internal Revenue Service the amount of Tax required to be withheld upon the Transfer by Code Section 1446(f).
7.2Restrictions on Transfers of Units.  A Transfer of Units may only be if such Transfer complies with the provisions of Section 7.1 and is:
(a)made at any time, (i) to a Permitted Transferee of the holder of such Units in accordance with Section 7.3(a), (ii) pursuant to Section 7.4, (iii) pursuant to Section 7.7 or (iv) with Board Approval; or
(b)made following the expiration or earlier valid termination of the Rental Agreement and all Rental Orders thereunder, (i) subject to compliance with Section 7.5 and Section 7.6, as applicable, or (ii) pursuant to Section 7.8.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

7.3Transfers to Permitted Transferees.
(a)Any Member may Transfer any or all of its Units to a Permitted Transferee of such Member without the approval of any other Member, subject only to the provisions of Section 7.1 and Section 7.3(b); provided, however, such Permitted Transferee shall not be entitled to make any further Transfers, except for a Transfer of such acquired Units to a Person that, directly or indirectly, is Controlled by the Ultimate Parent of the original holder of such Units.
(b)Notwithstanding anything to the contrary in this Section 7.3, a Member may not make a Transfer of Units to a Permitted Transferee of such Member if such Transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on Transfers in this Agreement (it being understood the purpose of this Section 7.3(b) is to prohibit the Transfer of Units to a Permitted Transferee followed by a change in the relationship between the Permitted Transferee, on the one hand, and the applicable Ultimate Parent, on the other hand, after the Transfer with the result and effect being the transferor has indirectly made a Transfer of Units by using a Permitted Transferee, which Transfer would not have been directly permitted under this Section 7.3 had such change in such relationship occurred before such Transfer).
7.4Permitted Minority Interest Transfers. A direct or indirect Transfer of any Equity Interests in any Member (but not, for the avoidance of doubt, a direct Transfer of Units), may be made to a Third Party at any time if such Transfer would not result in either (a) a CTC Change of Control or Solaris Change of Control, as applicable with respect to such Member or (b) one or more Persons (other than such Member’s Ultimate Parent and its wholly owned Subsidiaries) obtaining beneficial ownership, directly or indirectly, of 50% or more of the total voting power, or economic interest in, or risk of loss or opportunity for gain with respect to, the greatest aggregate number of Units and/or other Equity Interests in the Company acquired or otherwise held by such Member as of the date of such Transfer.
7.5Right of First Refusal.
(a)Subject to Section 7.8, if, following the expiration or earlier valid termination of the Rental Agreement and all Rental Orders thereunder,  a bona fide written offer (such offer, the “Triggering ROFR Offer”) is received by any Member (the “Selling Member”) or its Affiliate  for the Transfer of Units to any Person (other than pursuant to Section 7.3, Section 7.4 or Section 7.7) (such Person, the “Third Party Offeror”), then the Selling Member shall deliver a written notice (the “ROFR Notice”) to the other Member (the “ROFR Holder”) and the Company of such proposed Transfer, which shall include a copy of the Triggering ROFR Offer or set forth the material terms and conditions thereof, and shall provide the ROFR Holder with an opportunity to make a cash offer to purchase the Units that would be Transferred to the Third-Party Offeror in such proposed Transfer, as set forth in the ROFR Notice (the “ROFR Offered Units”). If the Triggering ROFR Offer contemplates that assets other than the ROFR Offered Units would be Transferred to the Third Party Offeror, then the Selling Member shall identify in the ROFR Notice the

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portion of the consideration in such proposed Transfer that is attributable to the ROFR Offered Units, which portion shall be determined by the Selling Member in good faith.
(b)Within 30 days following receipt of the ROFR Notice, the ROFR Holder may deliver to the Selling Member a binding irrevocable written offer (the “ROFR Offer”) to purchase all, but not less than all, of the ROFR Offered Units, which ROFR Offer shall include the material terms and conditions, including the aggregate cash purchase price (the “ROFR Offer Price”), upon which such ROFR Holder is willing to acquire all of the ROFR Offered Units at a closing within 45 days of the Selling Member’s acceptance of the ROFR Offer, upon satisfaction of customary closing conditions. The Selling Member will have 15 days following receipt of the ROFR Offer to accept in writing (the “ROFR Acceptance Notice”) the ROFR Offer and the sale of the ROFR Offered Units pursuant to the terms contained therein.
(c)If the Selling Member timely delivers a ROFR Acceptance Notice in respect of the ROFR Offer, the Selling Member and the ROFR Holder will use commercially reasonable efforts to consummate the transaction contemplated by the ROFR Offer within 45 days of such acceptance; provided, if the Selling Member and the ROFR Holder are unable to consummate the purchase of the ROFR Offered Units within such 45-day period following receipt of a ROFR Acceptance Notice, the Selling Member shall have the option for the subsequent 180-day period to Transfer all, but not less than all, of such ROFR Offered Units to the Third Party Offeror upon terms that are not more favorable in the aggregate to the Third Party Offeror than those specified in the ROFR Offer and at a price not less than the ROFR Offer Price; provided, however, if the Selling Member shall not have Transferred all of the ROFR Offered Units within such 180-day period (subject to extension to the extent any of the transactions contemplated by this Section 7.5 are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 210 days following the expiration of such 45-day period), the Selling Member shall not thereafter Transfer any such ROFR Offered Units to any Person (other than pursuant to Section 7.3, Section 7.4 or Section 7.7) without again complying with this Section 7.5 and thereafter, if applicable, Section 7.6.
(d)If the Selling Member does not timely deliver a ROFR Acceptance Notice or affirmatively declines in writing such ROFR Offer, then the ROFR Holder’s offer set forth in the ROFR Offer shall immediately terminate and the Selling Member shall have the option for the subsequent 180-day period to Transfer all, but not less than all, of such ROFR Offered Units to the Third Party Offeror upon terms that are not more favorable in the aggregate to the Third Party Offeror than those specified in the ROFR Offer and at a price not less than the ROFR Offer Price. If the Selling Member shall not have Transferred all of the ROFR Offered Units within such 180-day period (subject to extension to the extent any of the transactions contemplated by this Section 7.5 are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 210 days following the expiration of such 45-day period), the Selling Member shall not thereafter Transfer any such ROFR Offered Units to any Person (other than pursuant to Section 7.3, Section 7.4 or Section 7.7) without again complying with this Section 7.5 and thereafter, if applicable, Section 7.6.

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7.6Tag-Along Rights.
(a)Subject to Section 7.8, if, following the expiration or valid termination of the Rental Agreement and all Rental Orders thereunder, and subject first to compliance with Section 7.5, a Transfer of all of any Member’s Units (such Member, the “Tag Subject Member”) is proposed to be made to any Person (other than pursuant to Section 7.3, Section 7.4 or Section 7.7), the Tag Subject Member shall first comply with the terms of this Section 7.6 before the consummation of such proposed Transfer (the “Tag-Along Sale”).
(b)The Tag Subject Member shall send written notice of such Tag-Along Sale (a “Tag-Along Offer Notice”) to each Tag Eligible Member, which shall set forth certain material terms and conditions of the proposed Tag-Along Sale, including (i) the proposed closing date of the Tag-Along Sale, which date shall not be less than 30 days after delivery of the Tag-Along Offer Notice, (ii) the number of Units to be Transferred in such Tag-Along Sale (the “Tag Subject Units”), (iii) the aggregate consideration attributable to the Tag Subject Units and form of consideration and (iv) the identity of the Third Party(ies) to which the Tag Subject Units are proposed to be Transferred (the “Tag Transferee”).  If assets other than the Tag Subject Units would be Transferred (or deemed to be transferred) to the Tag Transferee in the Tag-Along Sale, then the Tag Subject Member shall identify in the Tag-Along Offer Notice the portion of the consideration in the Tag-Along Sale that is attributable to the Tag Subject Units, which portion shall be determined by the Tag Subject Member in good faith.  Each Tag Eligible Member shall have the right (a “Inclusion Right”), exercisable by delivery of written notice to the Tag Subject Member at any time within 20 days after receipt of the Tag-Along Offer Notice, to sell a ratable portion of its Units (such Units, the “Eligible Units”) in the Tag-Along Sale as further described in Section 7.6(h).  A Tag Eligible Member who timely exercises its Inclusion Right is referred to as a “Tag Electing Member.”
(c)Promptly following the timely exercise of any Inclusion Right, the Tag Subject Member shall use commercially reasonable efforts to include the Eligible Units of the Tag Electing Member in the Tag-Along Sale.  If the Tag Transferee is unwilling to acquire all of the Eligible Units in the Tag-Along Sale, then number of Tag Subject Units proposed to be transferred by the Tag Subject Member shall be reduced to the extent necessary to allow the Tag Subject Member and the Tag Electing Member to participate in the Tag-Along Sale pro rata in accordance with the relative number of Units held by the Tag Subject Member and the Tag Electing Member, respectively.
(d)Each Tag Electing Member shall execute and deliver such documents as are executed and delivered by the Tag Subject Member with respect to the Tag-Along Sale; provided, however, that (i) in no event shall such Tag Electing Member be required to agree to any non-competition covenants that would bind such Tag Electing Member or its Affiliates (as applicable), which such Tag Electing Member may agree to in his, her or its sole discretion; provided, that the foregoing shall not limit the application of any terms included in any non-competition, non-solicitation, non-disparagement and confidentiality agreement or similar agreement in effect before the consummation of the Tag-Along Sale,

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(ii) no Tag Electing Member shall be required to make any representation or warranty with respect to any other Member; (iii) any general indemnity given by the Tag Subject Member applicable to liabilities not specific to the Tag Subject Member or a particular Member to the Tag Transferee in connection with such Transfer shall be apportioned among the Tag Subject Member and the Tag Electing Members in the same manner as the consideration received by such Members pursuant to Section 7.6(h); and (iv) the indemnification obligation of each Tag Electing Member in connection with such Transfer shall be pro rata, several, and not joint and several, and shall be limited to the aggregate proceeds received by it in connection with such Transfer.
(e)If some or all of the consideration proposed to be paid by a Third Party in a Tag-Along Sale is other than cash, then such consideration shall be deemed to have a dollar value equal to its Fair Market Value, and all holders of Purchased Units shall be entitled to receive the same form of consideration in respect of such Purchased Units in the same proportion that they are to receive their portion of the consideration as set forth in Section 7.6(h).
(f)At the time (subject to extension in accordance with Section 7.6(g)) and place provided for the closing in the Tag-Along Offer Notice, or at such other time and place as the Tag Subject Member and the Tag Transferee shall agree, the Tag Subject Member  and the Tag Electing Member shall sell to the Tag Transferee all of the Purchased Units.  Each sale of Purchased Units pursuant to this Section 7.6 shall be upon terms and conditions, if any, not more favorable individually and in the aggregate to the Tag Transferee than those in the Tag-Along Offer Notice and upon the consummation of such sale, each holder of Purchased Units shall receive the consideration specified in Section 7.6(h).
(g)If, at the end of the 180-day period after delivery of the Tag-Along Notice (subject to extension to the extent any of the transactions contemplated by the Tag-Along Sale are subject to regulatory approval until the expiration of five Business Days after all such approvals have been received, but in no event later than 210 days following delivery of the Tag-Along Offer Notice), the Tag-Along Sale has not been completed on substantially the same terms and conditions set forth in the Tag-Along Offer Notice, then the Tag Subject Member shall (i) return to each Tag Electing Member all documents in the possession of the Tag Subject Member executed by such Tag Electing Member in connection with the Tag-Along Sale and (ii) not conduct any Transfer of its Units to any Person (other than pursuant to Section 7.3, Section 7.4 or Section 7.7)  without again complying with Section 7.5 and thereafter, if applicable, this Section 7.6.
(h)Upon the consummation of a Tag-Along Sale, the aggregate consideration received for or otherwise attributable to the Purchased Units shall be allocated between the Tag Subject Member and the Tag Electing Member in the same proportion as distributions would be made to such Members if, immediately before such Transfer, an amount of cash equal to such aggregate consideration was distributed pursuant to Section 6.1(b). If any Person receives consideration from such Tag-Along Sale for (or that is otherwise attributable to) any Purchased Units in a manner other than as contemplated by the

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immediately preceding sentence or in excess of the amount to which such Person is entitled in accordance with the immediately preceding sentence, then such Person shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the Tag Subject Member and/or the Tag Electing Member, as the case may be, in accordance with the immediately preceding sentence.
7.7Financing. Notwithstanding anything herein to the contrary, a Member or one or more of its Affiliates shall be permitted to incur financing that is secured, directly or indirectly, by such Member’s Units, and, in connection therewith, to grant a security interest (or agree to any contractual negative pledge) in any Units held by such Member to secure any such financing, and any such grant of security interest to a financing provider shall not be deemed a Transfer hereunder.  If any Member (an “Encumbering Member”) should directly or indirectly grant a security interest (or agree to any contractual negative pledge) on any of its Units in connection with a financing, and a creditor or trustee-in-bankruptcy seeks to commence foreclosure remedies or proceedings upon all or any portion of the Units of an Encumbering Member by a legal or equitable proceeding, the Encumbering Member shall, and any such creditor or trustee-in-bankruptcy may, promptly notify the other Members of such in writing.  Upon any Transfer of any of Units as a result of such foreclosure directly or indirectly subject to the security interest (or contractual negative pledge), the transferee of such Units shall promptly notify the Company in writing.  Upon receipt of such notice, for a period of 30 days, the other Members shall have the right to collectively acquire all such Units (allocated pro rata among exercising Members in accordance with the number of Series A Units held thereby unless they otherwise agree in writing) at a price equal to the greater of (a) the Fair Market Value of such Units and (b) the aggregate outstanding amount of the indebtedness secured by such security interest (or contractual negative pledge).
7.8Drag-Along Rights.
(a)Following the expiration or valid termination of the Rental Agreement and all Rental Orders thereunder, if (i) any Member no longer holds at least 20.0% of the issued and outstanding Series A Units, and (ii) the other Member receives a Third-Party Offer for a Drag-Along Transaction that it desires to accept (the “Dragging Member”), the Dragging Member may require each other Member to sell such Member’s Units or otherwise cause the Company to consummate such Drag-Along Transaction in accordance with this Section 7.8.
(b)In connection with any such Drag-Along Transaction, all Members entitled to consent thereto shall consent to and raise no objections against the consummation of the Drag-Along Transaction, and if the Drag-Along Transaction is structured as (i) a consolidation, merger, division or other business combination of the Company, or a Transfer of all or substantially all of the assets of the Company, each Member entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive and not exercise any appraisal rights or similar rights in connection with such consolidation, merger, division or other business combination or asset sale; or (ii) a Transfer of all or substantially all of the then issued and outstanding Units, each Member shall agree to Transfer and shall Transfer all or substantially all of its Units in such Drag-Along Transaction, on the terms and conditions of such Drag-Along Transaction; provided, that,

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notwithstanding any consents referenced in this sentence, either Member shall be entitled to cause a Drag-Along Transaction to be consummated in accordance with this Section 7.8 without the consent of the Board or any other Person.  The Members shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction reasonably requested by the Dragging Member, including the execution of such agreements and such other instruments and the taking of such other actions reasonably necessary to consummate such Drag-Along Transaction.  The Members shall be permitted to sell their respective Units pursuant to any Drag-Along Transaction without complying with any other provisions of this Article 7 (other than this Section 7.8).
(c)The obligations of the Members pursuant to this Section 7.8 are subject to the following terms and conditions:
(i)upon the consummation of the Drag-Along Transaction, each Member shall receive the same proportion of the aggregate consideration from such Drag-Along Transaction that such Member would have received if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 12.2(b) as in effect immediately before such Drag-Along Transaction, and if a Member receives consideration from such Drag-Along Transaction in a manner other than as contemplated by such rights and preferences or in excess of the amount to which such Member is entitled in accordance with such rights and preferences, then such Member shall take such action as is necessary so that such consideration shall be immediately reallocated among and distributed to the Members in accordance with such rights and preferences;
(ii)each Member shall bear such Member’s pro rata share of the reasonable, documented costs incurred in connection with any Drag-Along Transaction to the extent such costs are incurred for the benefit of all Members and are not otherwise paid by the Company or the acquiring party.  Notwithstanding anything to the contrary, (A) for purposes of this Section 7.8(c)(ii), all fees, costs and expenses of the Dragging Member in connection with the consummation of a Drag-Along Transaction in accordance with this Section 7.8 shall be deemed to be for the benefit of all Members for purposes of this Section 7.8(c)(ii), whether or not the Drag-Along Transaction is consummated, and (B) no Member shall be obligated to make any material out-of-pocket expenditure before the consummation of the Drag-Along Transaction and no Member shall be obligated to pay any portion (or, if paid, such Member shall be entitled to be reimbursed by the Company for that portion paid) that is more than such Member’s pro rata share (based upon the amount of consideration received by such holder in the Drag-Along Transaction) of reasonable expenses incurred in connection with a consummated Drag-Along Transaction for the benefit of all Members and that are not otherwise payable by the Company or another Person.  Any fees, costs and expenses incurred by any Member on such Member’s own behalf will not be considered costs of the transaction hereunder;

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(iii)no Member shall be required to provide any representations, warranties or indemnities under any agreements entered into in connection with the Drag-Along Transaction, other than (A) representations, warranties or indemnities relating to the business or condition of the Company Group for which the sole recourse, other than in the event of fraud committed by such Member, is to consideration in escrow or holdback or by way of offset against amounts potentially payable in the future pursuant to earn-out rights or similar contractual arrangements; and (B) customary (including with respect to qualifications) several (and not joint) representations, warranties and indemnities concerning: (1) such Member’s valid title to and ownership of the Units, free and clear of all liens, claims and encumbrances (excluding those arising under securities Laws); (2) such Member’s authority, power and right to enter into and consummate the Drag-Along Transaction; (3) the absence of any violation, default or acceleration of any agreement to which such Member is subject or by which such Member’s assets are bound as a result of the Drag-Along Transaction; and (4) the absence of, or compliance with, any governmental or Third Party consents, approvals, filings or notifications required to be obtained or made by such Member in connection with the Drag-Along Transaction (and then only to the extent that each other Member provides similar representations, warranties and indemnities with respect to the Units held by such Member);
(iv) no Member shall be required to assume or incur any liability in excess of the amount to be distributed or paid to such Member in connection with the Drag-Along Transaction, except with respect to fraud committed by such Member, and no Member shall be required to agree to any non-competition covenants that would bind such Member or its Affiliates (as applicable), which such Member may agree to in its sole discretion; provided, that the foregoing shall not limit the application of any terms included in any non-competition, non-solicitation, non-disparagement and confidentiality agreement or similar agreement in effect before the consummation of the Drag-Along Transaction;
(v)consideration placed in escrow or held back shall be allocated among Members such that if the Third Party making the offer for the Drag-Along Transaction ultimately is entitled to some or all of such escrow or holdback amounts, then the net ultimate proceeds received by such holders shall still comply with the intent of Section 7.8(c)(i) as if the ultimate resolution of such escrow or holdback had been known at the closing of the Drag-Along Transaction, and the Members that received such consideration at the consummation of the Drag-Along Transaction shall, no later than twenty (20) Business Days following the determination that such Third Party is entitled to such escrow or holdback amounts, make such payments to each other as are required to give effect to this Section 7.8 (c)(v); and
(b)The Members, in connection with a proposed Drag-Along Transaction, shall have the right in connection with such a prospective transaction (or in connection with the investigation or consideration of any such prospective transaction) to require the Company to

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cooperate fully with potential acquirers in such prospective transaction by taking all customary and other actions reasonably requested by such holders or such potential acquirers, including making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirers, establishing a physical or electronic data room including materials customarily made available to potential acquirers in connection with such processes and making its employees reasonably available for presentations, interviews and other diligence activities, in each case subject to reasonable and customary confidentiality provisions.  In addition, the Members shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation.  The Company shall provide assistance with respect to such actions as reasonably requested.
7.9Specific Performance.  Each Member agrees it shall be inadequate or impossible, or both, to measure in money the damage to the Company or the Members, if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article 7, every such restriction and obligation is material, and, in the event of any such failure, the Company or the Members shall not have an adequate remedy at law or in damages.  Therefore, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member at the suit of an aggrieved party, without the posting of any bond or other security, to compel specific performance of all of the terms of this Article 7 and to prevent any Transfer of Units in contravention of any terms of this Article 7, and waives any defenses thereto, including the defenses of: (a) failure of consideration; (b) breach of any other provision of this Agreement; and (c) availability of relief in damages.
Article 8

MANAGEMENT
8.1Management Under Direction of the Board.  The business and affairs of the Company shall be managed and controlled by a board of managers (the “Board”) in accordance with the terms of this Agreement and the Management Agreement.  Each member of the Board shall be a “manager” within the meaning of Section 1.002(51) of the TBOC but each such manager is herein referred to as a “Director”.  Subject to the penultimate sentence of Section 8.5(b) and Section 8.5(f), Section 8.5(g) and Section 8.12, the Board shall have full and complete discretion to manage and conduct the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, advisable or appropriate to accomplish the purposes of the Company as set forth in Section 2.4.  Notwithstanding the foregoing or anything in the TBOC to the contrary, no Director in his or her individual capacity or in his or her capacity as an individual manager within the meaning of the TBOC shall have the authority to manage the Company or approve matters relating to, or to otherwise bind, the Company, such powers being reserved to: (i) the Directors acting collectively through the Board pursuant to Section 8.2(e) or Section 8.2(j); (ii) such Officers and agents of the Company as may be designated by the Board; (iii) the Operator acting within the scope of its authority under the Management Agreement and; and (iv) the Solaris Directors acting within the scope of their authority pursuant to Section 8.12.

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8.2Board of Directors.
(a)Composition; Initial Directors.  The Board shall initially consist of four Directors, designated as follows:
(i)two designees appointed by the Solaris Member (the “Solaris Directors”), so long as the Solaris Member holds at least 20.0% of the issued and outstanding Series A Units; and
(ii)two designees appointed by CTC Member (the “CTC Directors”), so long as the CTC Member holds at least 20.0% of the issued and outstanding Series A Units.

Each Director shall serve in such capacity until such Director’s successor has been elected and qualified or until such Director’s death, disability, retirement, resignation or removal. The Directors as of the Effective Date are set forth on Schedule II.

(b)Removal.
(i)Subject to Section 8.2(b)(ii), (A) the Solaris Directors may be removed, with or without cause, only by the Solaris Member and (B) the CTC Directors may be removed, with or without cause, only by the CTC Member.
(ii)Effective upon the occurrence of any Default (other than a Contribution Default), if the Solaris Member is a Defaulting Member, then the Solaris Directors or, if the CTC Member is a Defaulting Member, then the CTC Directors, shall automatically be removed from the Board as a Director without any further action required on the part of any Person in accordance with Section 5.4(d). If either Member ceases to hold at least 20.0% of the issued and outstanding Series A Units, then the Directors appointed by such Member shall automatically be removed from the Board as a Director, without any further action required on the part of any Person.
(c)Resignations.  A Director may resign at any time.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Company.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.
(d)Vacancies.  If a vacancy is created on the Board by the death, disability, retirement, resignation or removal of any Director, such vacancy shall be filled only by consent of the Member(s) then entitled to designate such Director pursuant to Section 8.2(a) unless such Member is at the time in Default (other than a Contribution Default).  Any Person(s) entitled to designate a Director may do so at any time by written notice to the Company.
(e)Votes Per Director; Quorum; Required Vote for Board Action.  Each Director shall be entitled to exercise one vote; provided, however, a Director may exercise

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the vote of any absent Director who was nominated by the same Member who nominated such Director (but not, for the avoidance of doubt, any other absent Director) or if there is a vacancy in the Directors then each Director present at the meeting who was nominated by a Member who has yet to fill a vacancy shall be entitled to exercise one additional vote for each such vacancy that such Member is entitled to fill.  A meeting of the Board will be called on at least 24 hours’ prior notice to each Director, unless such notice is waived by each Director. The presence of Director(s) having the right to exercise the minimum number of votes necessary to authorize or take the actions to be considered at any meeting of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at such meeting.  Unless expressly provided otherwise in this Agreement, approval of a matter by the Board will require the affirmative vote of any Director(s) having at least a majority of the votes entitled to be cast on such matter (such approval, “Board Approval”).
(f)Place of Meetings; Order of Business.  The Board may hold its meetings and may have an office and keep the books of the Company, except as otherwise provided by Law, in such place or places, within or outside the State of Texas, as the Board may from time to time determine by resolution.  At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by the resolution of the Board.
(g)Regular Meetings.  Regular meetings of the Board shall be held on such dates at such times and places as shall be designated from time to time by resolution of the Board.
(h)Special Meetings.  Special meetings of the Board may be called by any executive officer of the Company or any Directors having the right to exercise at least two votes, on at least 24 hours’ written notice to each Director (unless each Director waives notice for such meeting), which notice must include appropriate dial-in information to permit each Director to participate in such meeting by means of telephone conference. Notice of a special meeting need not state the purpose or purposes of such meeting, except as may otherwise be required by Law, and any and all business may be transacted at a special meeting.
(i)Compensation.  No Director shall receive any compensation from the Company Group for serving on the Board or for his or her services as an Officer, Director or employee of the Company or as an officer, director, manager or employee of any member of the Company Group or for otherwise serving in such capacities.
(j)Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Directors having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all Directors entitled to vote thereon were present (in person or by teleconference) or represented by proxy and voted. Notice of any action taken without a meeting by less than a unanimous written consent shall be provided to those Directors who have not consented

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in a writing promptly (and no more than three Business Days) following the taking of such action. The writing or writings evidencing the action by written consent shall be filed with the minutes of proceedings of the Board.
(k)Telephonic Conference Meeting.  Subject to the requirement for notice of meetings, Directors may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.
(l)Waiver of Notice Through Attendance.  Attendance of a Director at any meeting of the Board (including pursuant to Section 8.2(k)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened and notifies the other Directors at such meeting of such purpose.
(m)Reliance on Books, Reports and Records.  Each Director shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by the Operator or any of its Officers or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board, or in relying in good faith upon other records of the Company.
8.3Decisions Requiring Board Approval.  Except as delegated to the Operator pursuant to the Management Agreement and as provided under Section 8.12, no member of the Company Group may take any action without prior Board Approval.
8.4Conflict Activities.
(a)Notwithstanding anything to the contrary in this Agreement, if the Board is unable to reach a decision regarding any Conflict Activity within the definition of clause (a), (c), (d) or (e) thereof and at least 15 days have passed since the Board was notified of such Conflict Activity, then the action of the Company Group with respect to such Conflict Activity shall be conducted by and under the direction of, and subject to the sole approval by, the Non-Conflicted Member, and the Conflicted Member shall not have the right to approve of, consent to, exercise, control, conduct or otherwise take or refrain from taking any action in the name of or on behalf of the Company Group in connection with such Conflict Activity; provided, however, the non-Conflicted Member shall provide written notice to the Conflicted Member of any action it intends to take pursuant to this Section 8.4 reasonably in advance of the taking thereof.
(b)Notwithstanding anything to the contrary in this Agreement, if any non-Conflicted Member becomes aware of or reasonably believes there exists a Conflict Activity pursuant to clause (b) of such definition (an “Enforcement Conflict”), and the Board is unable to reach a decision regarding such Conflict Activity after 15 days following

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notice thereof, then the non-Conflicted Member shall be entitled to cause the Company or its applicable Subsidiary to enforce its rights and remedies in respect of such Conflict Activity, and neither the Conflicted Member nor the Board shall have the right to approve of, consent to, exercise, control, conduct or otherwise take or refrain from taking any action in the name of or on behalf of the Company Group in connection with such Conflict Activity. Notwithstanding anything in this Section 8.4(b) to the contrary, if the non-Conflicted Member reasonably determines that complying with the dispute resolution procedures of this Section 8.4(b) would materially prejudice the ability of the Company Group to enforce its rights and remedies in respect of the applicable Enforcement Conflict, then the non-Conflicted Member shall deliver written notice thereof to the Conflicted Member and the Company but shall not be obligated to comply with such dispute resolution procedures before causing the Company Group to exercise its rights and remedies with respect to the applicable Enforcement Conflict pursuant to Section 8.4(a).
(c)For the avoidance of doubt, any such exercise or enforcement by the non-Conflicted Members shall not entitle the non-Conflicted Members to vary any obligation of the Company, the applicable Subsidiary or any Affiliate of any Member under this Agreement, the Rental Agreement or the Management Agreement, or cause the Company or applicable Subsidiary to become in breach of this Agreement, the Rental Agreement or the Management Agreement.
(d)Notwithstanding anything to the contrary in this Agreement, if at any time (i) any Member is a Defaulting Member or otherwise in breach of any material obligations herein or (ii) ceases to hold at least at least 20.00% of the then issued and outstanding Series A Units, then this Section 8.4 shall not apply for the benefit of such Member or its Affiliates, such Member and its Affiliates shall have no rights under this Section 8.4 with respect to any Conflict Activity, and, notwithstanding any real or perceived conflict of interest with respect to such Conflict Activity, the Conflicted Member shall have authority to act on behalf of the Company with respect to such Conflict Activity.
8.5Budgets.
(a)The annual Capex Budgets and annual Opex Budgets for the Fiscal Years ended December 31, 2025 and December 31, 2026 are attached hereto as Exhibit E (collectively, the “Initial Budgets”), which are hereby approved as of the Effective Date as Approved Budgets for all purposes hereunder, without the need for further approval by any Person.
(b)The Operator, acting reasonably and in good faith, shall prepare, or cause to be prepared, and present to the Board not later than November 15th of each Fiscal Year (beginning November 15, 2026 for Fiscal Year 2027) a Capex Budget and an Operating Budget for the upcoming Fiscal Year. For the avoidance of doubt, the Operating Budget shall not include any line items for which the Company receives Other Lease Compensation pursuant to the Rental Agreement, it being understood that the Operator shall have sole discretion to cause the Company Group to take any action for which the Rental Agreement provides the Company Group will be reimbursed as Other Lease

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Compensation.  Any such budget that is approved or deemed approved in accordance with this Section 8.5 is referred to herein as an “Approved Budget” or, collectively, as the “Approved Budgets.”
(c)The Board shall discuss the proposed Capex Budget in good faith and use commercially reasonable efforts to approve a mutually acceptable Capex Budget by January 1 of the upcoming Fiscal Year; provided, however, that, if the Capex Budget is not approved by the Board by January 1 of the upcoming Fiscal Year, then the Company shall not be permitted to make capital expenditures in such year until a Capex Budget is approved; provided, further, that the Company may make capital expenditures to complete projects that were approved in a previous Capex Budget, but only to the extent the funds allocated to such project in the previous budget have not been spent.
(d)Any Operating Budget as proposed by the Operator pursuant to Section 8.5(b) for the upcoming Fiscal Year shall automatically be effective and deemed to be an Approved Budget for such Fiscal Year, without any other action on the part of the Board or the Members, provided, that the total expenditures authorized in such Operating Budget do not exceed [***] of the total Lease Rate to be paid to the Company under the Rental Agreement for such Fiscal Year (an “Operating Loss”). Any Operating Budget that proposes an Operating Loss for the upcoming Fiscal Year shall not be an Approved Budget without Board Approval. The fees required to be paid by the Company to the Operator pursuant to the Management Agreement during any Fiscal Year shall automatically be incorporated into the Operating Budget for such Fiscal Year.  In addition, the Operating Budget for each Fiscal Year shall include such expenditures as are reasonably necessary for the Company to meet its obligations under the Rental Agreement during such Fiscal Year and such other fees and expenses for such Fiscal Year that the Operator deems are reasonably necessary and incidental to the purpose of the Company. Notwithstanding anything to the contrary in the foregoing, the Board shall review in good faith each Operating Budget proposed by the Operator pursuant to Section 8.5(b) for the upcoming Fiscal Year and may raise an objection to such Operating Budget on or before January 1 of such Fiscal Year by delivering written notice of such objection to the Operator.  The Operator shall implement any changes requested by the Board with Board Approval in such notice and such Operating Budget, as revised for any such changes, shall be an Approved Budget for such Fiscal Year.
(e)Neither the Company nor its Subsidiaries shall incur expenditures contemplated by an Approved Budget in excess of amounts set forth therein; provided, however, the Company is permitted to incur expenditures in excess of amounts set forth in an Approved Budget without prior Board Approval to the extent such excess does not exceed the Approved Budget by more than [***]% in the aggregate or [***]% with respect to any line item included therein (such excess permitted expenditures, “Permitted Overruns”).
(f)Subject to the terms of the Management Agreement and the applicable Approved Budgets, the Board hereby delegates to the Operator the responsibility for the day-to-day management of the business of the Company Group and implementation of all

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decisions and resolutions of the Board. Pursuant to such delegated authority, the Operator shall be responsible for and shall have all necessary power and authority to act on behalf of the Company Group, including with respect to:
(i)implementing the Initial Budgets, any Approved Budget and any Permitted Overruns (including causing the Company Group to enter into contracts and other obligations consistent with the Initial Budget and any Approved Budget), subject to the other terms of, and limitations and set forth in, this Agreement;
(ii)managing matters relating to:
(A)commercial and business development;
(B)engineering and construction;
(C)operations and maintenance;
(D)health, safety, security and environmental;
(E)accounting and finance (other than matters related to Taxes); and
(F)such other rights, powers and privileges and duties expressly provided under the Management Agreement (or incident to the express authority and responsibilities of the Operator established thereunder) or as may be determined from time to time by the Board.
(g)Notwithstanding anything to the contrary in this Agreement, the Operator is expressly authorized to make (on the Company Group’s behalf) Emergency Expenditures and Required Expenditures, in each case without prior authorization or approval of the Board or any Member.  The Operator shall as soon as reasonably practicable (and in any event within five Business Days of the applicable expenditure) report to the Board the nature of any Emergency Expenditures or Required Expenditures that are not included in the then-applicable Approved Budget.
8.6Management Agreement.  The Operator’s responsibilities shall be performed pursuant to and in accordance with the terms and conditions of the Management Agreement (which is being entered into concurrently with this Agreement).
8.7Operator’s Delegation of Authority.  To the extent authorized by the Board, and subject to (a) the terms of the Management Agreement, and (b) the right of the Board to appoint and remove Officers of the Company, the Operator shall be permitted to delegate authority to such Officers to carry out or assist in carrying out the Operator’s responsibilities set forth in Section 8.5(f).  The Operator shall notify the Board of each such proposed appointment and removal, and each such notice of appointment shall include a written designation of the proposed authority, powers, rights and duties of such office.  The Operator may not delegate any authority, power or right that could not be exercised directly by the Operator under this Agreement or the Management

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Agreement. The Operator shall not be liable to the Company or the Members for any action taken or not taken by any such Officer, except to the extent the Operator has not complied with the Management Agreement in accordance with the delegation of authority thereunder.

8.8Officers.
(a)Generally; Initial Officers.  The Company may have such officers (the “Officers”) as the Board in its discretion may appoint.  The Officers as of the Effective Date are set forth on Schedule III, and each such Person shall serve in such capacity until his or her successor is duly qualified and appointed, or until his or her earlier death, resignation or removal.
(b)General Authority of Officers.  Except as expressly provided in this Agreement (including any delegation of authority pursuant to Section 8.12(b)) or as may be determined by the Board (including any delegation of authority pursuant to the Management Agreement), the Officers shall have such authority and duties as may be delegated to them by the Board.
(c)Resignation and Removal of Officers.  Any Officer may resign or be removed by the Board at any time.  Such resignation shall be in writing and shall take effect at the time specified therein or, if no time is specified, at the time of its receipt by the Board.  The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.  If an Officer is removed from his or her position in accordance with this Section 8.8(c) or dies, becomes disabled or resigns, a replacement for such Officer may only be appointed by Board Approval.
(d)Compensation.  No Officer shall receive any compensation from the Company for his or her services as an Officer, Director or employee of the Company or as an officer, director manager or employee of any member of the Company Group.
8.9Members.  Except for the right to consent to or approve certain matters as expressly provided in this Agreement, the Members in their capacity as Members shall not have any other power or authority to manage or control the business or affairs of the Company or to bind the Company or enter into agreements on behalf of the Company.  To the fullest extent permitted by Law and notwithstanding any provision of any Transaction Document to the contrary (but subject to any express obligations set forth therein), no Member in its capacity as a Member shall have any duty, fiduciary or otherwise, to the Company or any other Member in connection with the business and affairs of the Company or any consent or approval given or withheld pursuant to this Agreement or any other Transaction Document, other than, to the extent required by Law, the implied contractual covenant of good faith and fair dealing.  Except as otherwise expressly provided in this Agreement, Members shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company.  Any matter requiring the consent or approval of any of the Members pursuant to this Agreement may be taken without a meeting, without prior notice and without a vote, by a consent in writing, setting forth such consent or approval, and signed by the Members necessary to consent to or approve such action.  Prompt notice of such consent or approval shall be given by the Company to those Members who have not joined in such consent or approval.

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8.10Acknowledgement Regarding Outside Businesses and Opportunities.
(a)Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees the Members and their respective Affiliates (i) have made, before the Effective Date, and are expected to make, on and after the Effective Date, investments (by way of acquisition, capital contributions, loans or otherwise), and (ii) have engaged, before the Effective Date, and are expected to engage, on and after the Effective Date, in other transactions with and with respect to Persons and/or properties in a manner which may be competitive with the business of the Company and its Subsidiaries as conducted from time to time.  The Company and the Members agree, subject only to Section 10.4(b) with respect to Confidential Information, any involvement, engagement or participation of such Member and its respective Affiliates (including any Director appointed by such Member) in such investments, transactions and businesses, even if competitive with the Company Group, shall not be deemed wrongful or improper or to violate any duty express or implied under applicable Law or this Agreement.  The Company and each Member agree the terms of this Section 8.10, to the extent they modify or limit a duty or other obligation, if any, which any of the Members, any of their Affiliates or any of their respective directors, employees and officers may have to the Company or another Member under the TBOC or other applicable Law, are reasonable in form, scope and content and the terms of this Section 8.10 shall control to the fullest extent possible if such terms conflict with a duty or other obligation, if any, which any of the Members, any of their Affiliates, or any of their respective directors, employees and officers may have to the Company or another Member, under the TBOC or any other applicable Law.
(b)The Company and each Member hereby renounce any interest, expectancy and any other rights with respect to any business opportunity presented to any Member, any Affiliate of a Member or any of their respective directors, employees, officers or agents, or in which any Member, any Affiliate of a Member or any of their respective directors, employees, officers or agents participates or desires or seeks to participate (each, business opportunity so renounced, an “Excluded Business Opportunity”).  Neither any Member, any Affiliate of a Member nor any of their respective directors, employees, officers or agents shall have any obligation to communicate or offer any Excluded Business Opportunity to the Company or its Subsidiaries, and any Member, any Affiliate of a Member and any of their respective directors, employees, officers or agents may pursue for itself or direct, sell, assign or transfer to a Person any Excluded Business Opportunity.  Characterization of something as an Excluded Business Opportunity shall not alter or excuse obligations of the Members with respect to Confidential Information as set forth in Section 10.4(b).
(c)Each of the Company and the Members agrees any claims against, actions, rights to sue, other remedies or other recourse to or against the Members (including the Directors nominated by the Members), any Affiliate of a Member or any of their respective directors, employees, officers or agents for or in connection with any such investment activity or other transaction activity or other matters described in Section 8.10(a) or any Excluded Business Opportunity, or activities related to any of the foregoing, whether

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arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, in each case to the fullest extent permitted by Law; provided, however, this Section 8.10(c) shall not constitute a release or waiver by the Company or any Member of any claims for a breach of this Agreement, including Section 2.4 and Section 10.4(b), or any other Transaction Document.
(d)Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, each of the Company and the Members acknowledges and agrees the Members, any Affiliate of a Member and any of their respective directors, employees, officers or agents (including the Directors appointed by a Member) have obtained, before the Effective Date, and are expected to obtain, on and after the Effective Date, confidential information from other companies in connection with the activities and transactions described in Section 8.10(a), Excluded Business Opportunities or otherwise.  Each of the Company and the Members agree: (i) none of the Members, any Affiliate of a Member or any of their respective directors, employees, officers or agents (including the Directors appointed by a Member) has any obligation to use in connection with the business, operations, management or other activities of the Company, or to furnish to any member of the Company Group or any Member, any such confidential information; and (ii) any claims against, actions, rights to sue, other remedies or other recourse to or against Members, any Affiliate of a Member or any of their respective directors, employees, officers or agents (including the Directors nominated by the Members) for or in connection with any such failure to use or to furnish such confidential information, whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are expressly released and waived by the Company and each Member, to the fullest extent permitted by Law.
(e)Each of the Company and the Members agrees the duties of the officers or employees of members of the Company Group (including members of the management team and Officers), when acting in such capacity, with respect to investments, transactions and businesses which are or may be considered competitive with any member of the Company Group shall be those duties which would be applicable if such person were an officer in a corporation organized under the Laws of the State of Texas (which had not adopted language specifically modifying or renouncing applicable duties with respect to corporate or business opportunities) except such duties may be modified in any relevant agreement to which any such Officer or employee and a member of the Company Group are parties and which has been approved by the Board.
8.11Amendment, Modification or Repeal
.  Any amendment, modification or repeal of the second sentence of Section 8.9 or of Section 8.10, or any provision thereof, shall be prospective only and shall not in any way affect the limitations on the liability of the applicable Members or any of their respective Affiliates under such provisions as in effect immediately before such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, before such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

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8.12Redeployment of Company Assets.
(a)In the event that the Rental Agreement or any Rental Order expires or is earlier validly terminated in accordance with its terms, if the parties to the Rental Agreement do not enter into any replacement agreement with respect to the Equipment subject to the Rental Agreement or such Rental Order, as applicable (the “Subject Equipment”), then, notwithstanding anything to the contrary set forth in this Agreement, effective 30 days following such expiration or earlier valid termination, the Solaris Directors shall have the sole and exclusive right, without Board Approval or the approval or consent of any Member, to cause the Company Group to solicit, negotiate and enter into an agreement to lease all or any portion of the Subject Equipment at such time to any Third Party on economic terms that are not materially more favorable in the aggregate to such Third Party, taking into account the number of turbines deployed, than those provided for with respect to Customer under the Rental Agreement as of immediately prior to the expiration or earlier valid termination of the Rental Agreement or Rental Order, as applicable (any such agreement, a “Replacement Rental Agreement”); provided, that, notwithstanding the foregoing, the Company may not, without Board Approval, enter any such agreement with respect to the Subject Equipment with a CTC Competitor.
(b)In the event that any member of the Company Group enters into a Replacement Rental Agreement in accordance with Section 8.12(a), the Solaris Directors shall have full and complete discretion, without Board Approval or the approval or consent of any Member, to manage and conduct the business and affairs of such member of the Company Group with respect to the execution and delivery of such Replacement Rental Agreement and the taking of any action by the Company Group with respect to any right, power, privilege or duty contemplated thereby. Notwithstanding anything to the contrary in this Agreement, subject to the right of the Board to appoint and remove Officers of the Company, the Solaris Directors shall be permitted to delegate to such Officers all necessary power and authority to act on behalf of the Company Group with respect to the matters contemplated by this Section 8.12.
(c)In the event that any member of the Company Group enters into a Replacement Rental Agreement in accordance with Section 8.12(a), so long as any such Replacement Rental Agreement (or any Rental Order thereunder) remains in effect, (i) all references to “the Rental Agreement” in Section 8.5(b) and Section 8.5(d) and in the definition of Conflict Activity set forth on Exhibit A shall be interpreted as if such references refer to either (A) any such Replacement Rental Agreement, if the Rental Agreement has been terminated or expired at such time, or (B) both the Rental Agreement and any such Replacement Rental Agreement, if the Rental Agreement remains in effect at such time; (ii) for all purposes of this Agreement, the terms “Lease Rate,” “Lease Compensation” “Other Lease Compensation” and other terms defined by reference (whether expressly or implicitly) to the Rental Agreement (or any Rental Order thereunder) shall be interpreted to include the substantively equivalent correlative terms under any such Replacement Rental Agreement (or any Rental Order thereunder); and (iii) the provisions of this Agreement shall otherwise be reasonably interpreted to preserve the economic relationship between the Members and their Affiliates contemplated by this Agreement

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(including under Section 8.5) and the Management Agreement, after giving effect to the full or partial replacement of the Rental Agreement (or any Rental Order thereunder) with any Replacement Rental Agreement (or any Rental Order thereunder) following the expiration or earlier valid termination of the Rental Agreement or any Rental Order thereunder, as applicable. Notwithstanding the foregoing, the Base Fee payable under Section 6.1 of the Management Agreement shall not be adjusted based on the number of turbines deployed pursuant to any Replacement Rental Agreement, other than in accordance with the terms of the Management Agreement.
(d)Upon the expiration or early termination of a Replacement Rental Agreement (or any Rental Order thereunder), the Solaris Directors shall offer the CTC Member (and its Affiliates) an opportunity to enter into a further Replacement Rental Agreement with respect to the applicable Subject Equipment on substantially the same terms and conditions as the then existing Replacement Rental Agreement. If such Person does not accept the offer in writing within 30 days of receiving notice thereof, the Solaris Directors may enter into a new Replacement Rental Agreement with the same Third Party or with another Third Party for the Subject Equipment, all in accordance with this Section 8.12.
(e)Notwithstanding anything to the contrary in this Agreement, if at any time (i) the CTC Member is a Defaulting Member or (ii) ceases to hold at least at least 20.00% of the then issued and outstanding Series A Units, then none of the restrictions, procedures and other terms of this Section 8.12 shall apply in any respect and the CTC Member and its Affiliates shall have no rights under this Section 8.12 with respect to any of the matters contemplated hereunder.
Article 9

LIMITATION OF LIABILITY AND INDEMNIFICATION
9.1Duties of Members, Directors and Officers; Limitation of Member, Director and Officer Liability; Indemnification.
(a)To the maximum extent permitted by Law, no Member, in its capacity as a Member, shall have any fiduciary or other duty to the Company, any other Member, any Director or any other Person who is a party to or is otherwise bound by this Agreement other than the implied contractual covenant of good faith and fair dealing.
(b)To the maximum extent permitted by applicable Law, whenever a Member, in its capacity as a Member (but not, if applicable, in its capacity as the Operator), or a Director, in his or her capacity as a Director, is permitted or required to make, grant or take a determination, decision, consent, vote, judgment or action or omit to take or make any of the foregoing (whether or not such determination, decision, consent, vote, judgment or action is stated to be at such Member’s or Director’s “discretion,” “sole discretion” or under a grant of similar authority or latitude), including any decision or determination to approve a proposed Capital Call, such Member or Director shall be entitled to consider only such interests and factors, including its, his or her own, as he, she or it desires, and

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shall have no duty or obligation to give any consideration to any other interests or factors whatsoever. Each of the Company and the Members agree any claims against, actions, rights to sue, other remedies or other recourse to or against the Members or any of their respective Affiliates (including each Director) or any other Covered Person for or in connection with any such decision or determination, in each case whether arising in common law or equity or created by rule of law, statute, constitution, contract (including this Agreement or any other Transaction Document) or otherwise, are in each case expressly released and waived by the Company and each Member, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement, the other Transaction Documents and any related agreement, and the incurring by the Members of the obligations provided in such agreements; provided, however, nothing contained herein shall release a violation of the implied contractual covenant of good faith and fair dealing.
(c)Except to the extent set forth in Section 8.10(e), to the maximum extent permitted by Law, no Director or Officer, in his or her capacity as a Director or Officer, shall have any fiduciary or other duty to the Company, any Member (except to the Member that appointed such Director), any other Director, Officer or any other Person who is a party to or is otherwise bound by this Agreement, other than the implied contractual covenant of good faith and fair dealing.
(d)Subject to Section 9.3(e), to the maximum extent permitted by applicable Law, no Covered Person shall, in the capacity as a Covered Person, be liable to the Company or to any Member for losses sustained or liabilities incurred as a result of any act or omission (in relation to the Company, any transaction, any investment or any business decision or action, including for breach of duties, including fiduciary duties), including any decision or determination to approve a proposed Capital Call, taken or omitted by such Covered Person, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining, in respect of such act or omission, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person engaged in bad faith, actual fraud or willful or intentional misconduct.  Subject to the immediately preceding sentence, each of the Company and the Members agrees any claims against, actions, rights to sue, other remedies or other recourse to or against a Covered Person for or in connection with any such act or omission, are in each case expressly released and waived by the Company and each Member, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement, the other Transaction Documents and any related agreement, and the incurring by the Members of the obligations provided in such agreements.
(e)Subject to Section 9.3(e), to the maximum extent permitted by applicable Law, the Company shall indemnify and hold harmless each Covered Person, in its, his or her capacity as a Covered Person (but out of and only to the extent of the Company’s assets), from and against any and all loss, liability and expense (including: taxes; penalties; judgments; fines; amounts paid or to be paid in settlement; reasonable costs of investigation and preparations; and reasonable fees, expenses, and disbursements of attorneys, whether or not the dispute or proceeding involves the Company or any Director, Officer or Member)

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incurred or suffered by any such Covered Person in connection with the activities of the Company; provided, however, any such Covered Person shall not be so indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction (or arbitral tribunal) determining, in respect of the matter for which such Covered Person is seeking indemnification or seeking to be held harmless hereunder, and taking into account the acknowledgments and agreements set forth in this Agreement, such Covered Person engaged in bad faith, actual fraud or willful or intentional misconduct.  A Covered Person shall not be denied indemnification in whole or in part under this Section 9.1(e) because such Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(f)Each Covered Person, in its, his or her capacity as a Covered Person, may rely, and shall incur no liability to the Company, any Member or any other Person in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, paper, document, signature or writing reasonably believed by such Covered Person to be genuine, and may rely on a certificate signed by an officer, agent or representative of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge, in each case unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction (or arbitral tribunal) determining, in respect of such reliance, action or inaction, such Covered Person engaged in bad faith, actual fraud or willful or intentional misconduct.
(g)To the fullest extent permitted by applicable Law, each Covered Person, in its, his or her capacity as a Covered Person, may consult with legal advisors, accountants, bankers and other professional consultants and advisors selected by it who have expertise on the issue as to which consultation is sought, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Covered Person, in its, his or her capacity as such, reasonably believes to be within such Persons’ professional or expert competence shall be presumed to have been done or not done in good faith, and not to constitute bad faith, actual fraud or willful or intentional misconduct.
(h)The Company and each of the Members acknowledge certain of the Covered Persons (“Member Indemnitees”) have certain rights to indemnification, advancement of expenses or insurance provided by a Member or certain of their respective Affiliates (collectively, the “Member Indemnitors”) separate and apart from such rights arising under this Agreement.  The Company agrees, and the Members acknowledge: (i) to the extent legally permitted and as required by the terms of this Agreement and the Certificate (or by the terms of any other agreement between the Company and a Member Indemnitee), (A) the Company is the indemnitor of first resort (i.e., its obligations to each Member Indemnitee are primary and any obligation of the Member Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Member Indemnitee are secondary) and (B) the Company shall be required to advance the full amount of expenses incurred by a Member Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, without regard to any rights a Member Indemnitee may have against the Member Indemnitors; and

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(ii) the Company irrevocably waives, relinquishes and releases the Member Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect of any of the matters described in clause (i) of this sentence for which any Member Indemnitee has received indemnification or advancement from the Company.  The Company further agrees no advancement or payment by the Member Indemnitors on behalf of any Member Indemnitee with respect to any claim for which a Member Indemnitee has sought indemnification from the Company shall affect the foregoing and the Member Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Member Indemnitee against the Company.  The Company and each Member agree the Member Indemnitors are express third-party beneficiaries of the terms of this Section 9.1(h).
9.2Advancement of Expenses.  Subject to Section 9.3(e), reasonable, documented expenses incurred by a Covered Person for which such Covered Person could reasonably be expected to be entitled to indemnification under this Agreement in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, any such advance shall only be made if the Covered Person delivers a written affirmation by such Covered Person of its good faith belief it is entitled to indemnification hereunder and its agreement to repay all amounts so advanced if it shall ultimately be determined such Covered Person is not entitled to be indemnified hereunder.
9.3Company Obligations; Indemnification Rights.
(a)The obligations of the Company to the Covered Persons provided in this Agreement or the Certificate, or arising under Law, are solely the obligations of the Company, and no personal liability whatsoever shall attach to, or be incurred by, any Covered Person, including any Member, for such obligations, to the fullest extent permitted by Law.  Where the foregoing provides that no personal liability shall attach to or be incurred by a Covered Person, any claims against or recourse to such Covered Person for or in connection with such liability, whether arising in common law or equity or created by rule of law, statute, constitution, contract or otherwise, are expressly released and waived under this Agreement, to the fullest extent permitted by Law, as a condition of, and as part of the consideration for, the execution of this Agreement and any related agreement, and the incurring by the Company of the obligations provided in such agreements.
(b)The rights to indemnification and advancement of expenses provided by this Article 9 shall be deemed to be separate contract rights between the Company and each Covered Person who serves in any such capacity at any time while these provisions are in effect, and no repeal or modification of any of these provisions shall adversely affect any right or obligation of such Covered Person existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.

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(c)The rights to indemnification and advancement of expenses provided by this Article 9 shall not be deemed exclusive of any other indemnification or advancement of expenses to which a Covered Person seeking indemnification or advancement of expenses may be entitled.
(d)The rights to indemnification and advancement of expenses provided by this Article 9 to any Covered Person shall inure to the benefit of the heirs, executors and administrators of such Covered Person.
(e)The Members agree:
(i)nothing in this Article 9 shall (A) limit or waive any claims against, actions, rights to sue, other remedies or other recourse the Company, any Member or any other person may have against any Member, Director, Officer or other Covered Person for a breach of contract claim relating to any binding agreement to which such Covered Person is a party (including, where applicable, this Agreement or any other Transaction Document, and including any claim, action, suit or other remedy or recourse with respect to any failure by any Member to make a Capital Contribution required to be made by such Member to the Company pursuant to this Agreement or any other Transaction Document) or (B) entitle any such Covered Person to be indemnified or advanced expenses with respect to such a breach; and
(ii)nothing in this Article 9 shall entitle any Covered Person to indemnification or advancement of expenses under this Agreement with respect to any dispute or proceeding initiated by such Covered Person (other than a dispute or proceeding by such Covered Person (A) to enforce such Covered Person’s rights under this Agreement or (B) to enforce any other rights of such Covered Person to indemnification or advancement of expenses from the Company under any other agreement or at Law), including any counterclaims defended by such Covered Person in connection with any such dispute or proceeding, unless the initiation of such dispute or proceeding, or making of such claim, shall have been approved by the Board.
9.4Insurance.  The Company may maintain insurance to protect Covered Persons against any expense, liability or loss, whether or not the Company would have the power to indemnify any person against such expense, liability or loss under the TBOC or any other applicable Law.

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Article 10

CERTAIN AGREEMENTS OF THE COMPANY AND MEMBERS
10.1Financial Reports and Access to Information.
(a)Each Member shall be entitled to receive the following information from the Company:
(i)within 45 calendar days after the end of the fiscal quarters ending on March 31, June 30, September 30 and December 31, an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and an unaudited related statement of operations, statement of members’ equity, and statement of cash flows of the Company and its Subsidiaries for such quarter prepared in accordance with GAAP (with the exception of normal year-end adjustments and absence of footnotes), consistently applied;
(ii)within 120 calendar days after the end of each Fiscal Year (or such longer period of time after the end of the Fiscal Year as is approved by the Board), an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statement of operations, statement of members’ equity and statement of cash flows of the Company and its Subsidiaries for such Fiscal Year prepared in accordance with GAAP, consistently applied and a signed audit letter from the Company’s auditors who shall be an accounting firm approved by the Operator;
(iii)as promptly as reasonably practicable following any written threat or initiation of any material litigation, investigation, proceeding and/or governmental or regulatory action with respect to the Company Group or its assets of which the Operator or the Board becomes aware, notice of such event, including a reasonably detailed description of the matter to which the notice relates;
(iv) as promptly as reasonably practicable upon Operator or the Board becoming aware of such event, notice of (A) any material breach of Environmental Law or (B) any breach of an agreement to which the Company is a party, whether such breach is by the Company or another party thereto, in each case that is reasonably expected to result in damages, indemnity or other payments, fines or penalties to or from the Company in excess of $5,000,000.
(b)The Company shall permit each Member or its representatives, at the sole risk of such Persons, to visit and inspect any of the properties of the Company and its Subsidiaries, including its books of account and other records (and make copies of, examine, audit and take extracts from such books and records), and to discuss all aspects of its business, affairs, finances and accounts with the Company’s and its Subsidiaries’ officers and independent public accountants, all at such reasonable times during the Company’s and such Subsidiaries’ usual business hours and as often as any such Person may reasonably request, and to consult with and advise management of the Company and

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its Subsidiaries, upon reasonable notice at reasonable times from time to time, on all matters relating to the operation of the Company and its Subsidiaries.  Any information received by a Member pursuant to this Section 10.1(b) shall be subject to the provisions of Section 10.4.
(c)Notwithstanding anything to the contrary herein, if (i) any Member at any time ceases to hold at least 20.00% of the issued and outstanding Series A Units, (ii) with respect to the Solaris Member, a Transfer of Series A-1 Units is made to a CTC Competitor in violation of Section 7.1(d) or (iii) with respect to the CTC Member, a Transfer of Series A-2 Units is made to a Solaris Competitor in violation of Section 7.1(d), then such Member shall automatically cease to have any of the informational and inspection rights set forth in the foregoing provisions of this Section 10.1.
(d)Each Member will have been deemed to have received any information publicly filed by Solaris with the Securities and Exchange Commission or posted on Solaris’s publicly accessible website when such information is filed or posted.
10.2Maintenance of Books.  The Company shall keep or cause to be kept at its principal office complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and any of the Members.  The records shall include complete and accurate information regarding the state of the business and financial condition of the Company; a copy of the Certificate and this Agreement and all amendments thereto; a current list of the names and last known business, residence or mailing addresses of all Members; and the Company’s federal, state and local Tax Returns for the Company’s six most recent Tax years.
10.3Accounts.  The Company may establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company’s name with financial institutions and firms the Operator or the Board determines.
10.4Information; Confidentiality; Press Releases.
(a)Each Member agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as may reasonably be required for the Board to verify the accuracy of such Member’s representations and warranties herein, establish the identity of such Member and the direct and indirect participants in its investment in Units and/or to comply with any Law to which the Company may be subject, including compliance with anti-money laundering Laws.
(b)Each Director shall have access to information relating to members of the Company Group substantially similar to that access to information which a director of a Texas corporation is entitled to under Texas law.  For the avoidance of doubt, no Member shall have any access to the books and records of, or information of, any other Member or any Affiliate thereof (excluding any member of the Company Group), and no Director shall have access to the books and records of, or information of, any Member or any Affiliate thereof (excluding any member of the Company Group); provided, however, the foregoing shall not apply to books and records of, or information with respect to, any member of the

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Company Group or any of their respective businesses, operations or assets being held by or at the direction of the Operator.
(c)Each Member agrees all Confidential Information shall be kept confidential by such Member and shall not be disclosed by such Member in any manner whatsoever and shall be used by such Member solely for purposes related to monitoring and evaluating its investment in the Company; provided, however: (i) any of such Confidential Information may be disclosed to such Member’s Affiliates, to Persons who are beneficial owners of Equity Interests in the Company or such Member and to managers, directors, officers, employees and authorized representatives (including attorneys, accountants, agents, consultants, bankers, lenders, prospective lenders and financial advisors) of such Member and of such Member’s Affiliates (collectively, for purposes of this Section 10.4(c), “Representatives”), each of which Representatives shall be deemed to be bound by the provisions of this Section 10.4(c) or substantially similar terms; provided, however, such Member shall remain liable for any breach of this Section 10.4(c) by any such Representative; (ii) any disclosure of Confidential Information may be made to the extent the Board consents in writing; (iii) Confidential Information may be disclosed by a Member or Representative to the extent reasonably necessary in connection with such Member’s enforcement of its rights under this Agreement, including in connection with a permitted Transfer of such Member’s Units in accordance with Article 7; and (iv) Confidential Information may be disclosed by any Member or Representative to the extent required in order to comply with any Laws (based on the advice of counsel to such Member or Representative) or the rules of any stock exchange having jurisdiction over such Member or Representative, or it is legally compelled to do so (provided, however, before making such disclosure, such Member or Representative, as the case may be, uses reasonable efforts to preserve the confidentiality of the Confidential Information, including consulting, if permitted, with the Company regarding such disclosure, and if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure); provided, further, the Member or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the advice of its counsel, legally required.
(d)No Member shall (and each Member shall cause its Affiliates not to) make any public announcement, issue any press release or respond to any inquiry from the media concerning or relating to this Agreement or its subject matter, unless such disclosure is approved by the Board or required by applicable Law (based on the advice of counsel to the disclosing party) or by the rules of any stock exchange having jurisdiction over the disclosing party, in which case, before making such disclosure, the disclosing party shall, to the extent permitted by the applicable Law or rule, give written notice no before any such disclosure to the Company and the other Member (including a draft copy of such disclosure) and shall permit the Company and the other Member a reasonable time to review and comment upon the form and substance of such disclosure; provided, however, that nothing in this Section 10.4(d) shall (i) limit or restrict Solaris or any of its Affiliates from making any public statements or presentations in connection with industry conferences, investor meetings, analyst meetings, analyst or investor conference calls or in response to questions from investors, analysts, press or other media that, in each case, that

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does not involve the disclosure of competitively sensitive information; (ii) limit or prohibit any private equity fund associated with Solaris from disclosing the financial terms and conditions, or any other terms and conditions, of the Transaction Documents and the transactions thereunder to such fund’s limited partners and Affiliates; or (iii) limit or prohibit any party hereto from making any press release, public announcement or other public disclosure concerning the Transaction Documents or the transactions thereunder following a disclosure that is otherwise permitted in accordance with this Section 10.4(d), except that any such disclosure under this clause (iii) shall not contain information that was not previously publicly disclosed pursuant to this Section 10.4(d). The parties hereto agree any disclosure required by applicable Law or by the rules of any stock exchange having jurisdiction over the disclosing party may by necessity be required to contain Confidential Information and any such disclosure shall not be a breach of this Section 10.4 provided the requirements of this section have been met. Each Member shall be liable for any breach by its Affiliates or Representatives of this Section 10.4(c).
(e)The obligations of a Member pursuant to this Section 10.4 will continue following the time such Person ceases to be a Member, but thereafter such Person will not have the right to enforce the provisions of this Agreement.  Each Member acknowledges disclosure of Confidential Information in violation of this Section 10.4 may cause irreparable damage to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both.  Accordingly, each Member consents to the issuance of an injunction or the enforcement of other equitable remedies against such Member without the posting of any bond or other security, to compel specific performance.
Article 11

TAXES
11.1Tax Returns.  The Partnership Representative shall prepare and timely file, or cause to be prepared and timely filed, all U.S. federal, state, and local and non-U.S. Tax Returns and other information returns or forms required to be filed by the Company.  Any income Tax Return of the Company shall be prepared by PricewaterhouseCoopers or any other public accounting firm of recognized national standing selected by the Board. So long as the CTC Member holds at least 20.0% of the issued and outstanding Series A Units, the Partnership Representative shall deliver to the CTC Member with respect to each taxable year, a draft of the U.S. federal income tax return of the Company for such taxable year at least fifteen (15) Business Days prior to the applicable due date of such tax return (taking into account valid extensions). The CTC Member shall have ten (10) Business Days from the date of delivery of the applicable draft U.S. federal income tax return to review and provide reasonable comments to the Partnership Representative, which comments shall be taken into account by the Partnership Representative in good faith in finalizing such U.S. federal income tax return. Each Member shall furnish to the Company all pertinent information in its possession relating to the Company’s operations that is reasonably necessary to enable the Company’s Tax Returns and other information returns or forms to be timely prepared and filed.  Each Member shall report all items of Company income, gain, deduction, loss and credit and any other Company Tax-related items or treatment in a manner consistent with the Company’s income Tax Return.  The Partnership Representative shall cause the Company to deliver to each

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Member as soon as applicable after the end of each calendar year, but in any event no later than ninety (90) days after the end of each such year, an Internal Revenue Service Schedule K-1 together with such additional information as may be reasonably required by the Members (or their owners) in order to file their individual returns reflecting the Company’s operations.  The Partnership Representative shall also cause the Company to deliver to the Members, an estimated Internal Revenue Service Schedule K-1 or any successor form within sixty (60) days after the end of each Fiscal Year, including any appropriate state and local apportionment information. The Company shall bear the costs of the preparation and filing of any Tax Returns and other information returns and forms of the Company, including the preparation of any estimates.

11.2Tax Partnership.  It is the intention of the Members that the Company be classified as a partnership for U.S. federal income tax purposes.  Unless otherwise approved by the Board, neither the Company nor any Member shall make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law or to be classified as other than a partnership pursuant to Treasury Regulations Section 301.7701-3.
11.3Tax Elections.  On the appropriate forms or Tax Returns, the Company shall:
(a)adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;
(b)adopt the accrual method of accounting for U.S. federal income tax purposes;
(c)elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);
(d)elect, pursuant to Code Section 754, to apply the basis adjustment rules contained in Code Sections 734(b) and 743(b); and
(e)make any other election the Board may deem appropriate.
11.4Partnership Representative.
(a)The Partnership Representative in respect of the Company (and any of its relevant Subsidiaries) as of and after the Effective Date shall be the Solaris Member.  Such Partnership Representative may, from time to time in its discretion, appoint, remove or replace a Designated Individual in respect of the Company (and any of its relevant Subsidiaries); provided, however, the Designated Individual shall be reasonably acceptable to the CTC Member (such acceptance not to be unreasonably withheld, conditioned or delayed).  No Member or Officer is authorized to, nor shall it, (i) cause the Company (or any Subsidiary of the Company) to remove or revoke the designation of any Partnership Representative on Internal Revenue Service Form 8979 or otherwise or (ii) otherwise impede or undermine the appointment or authority of the Partnership Representative, in each case, without the prior written approval of the Board.  Unless otherwise determined by the Board, the Company (and each of its relevant Subsidiaries) shall designate the then-

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appointed Partnership Representative and Designated Individual as such on all relevant Tax Returns filed and other correspondence with taxing authorities, in each case, during such Person’s appointment as Partnership Representative or Designated Individual.
(b)Subject to any Board determinations set forth in this Agreement, the Partnership Representative is hereby authorized to take such actions and to execute and file all statements and forms on behalf of the Company (or any of its Subsidiaries) in respect of tax matters, including tax matters permitted or required by the applicable provisions of the Partnership Tax Audit Rules or in connection with any other tax proceeding; provided, however, that in the case of any material tax election or any material action in respect of a material tax audit or other material tax proceeding that could reasonably be expected to have a materially adverse and disproportionate effect on the U.S. federal or state income tax liability of the CTC Member (or its direct or indirect owners, taken as a whole) taking into account only the CTC Member’s interest in the Company and not including any other information regarding the CTC Member, the Partnership Representative shall not make such election or take such action without the consent of the CTC Member (which consent shall not be unreasonably withheld, conditioned or delayed); provided further, that if an action described in the foregoing proviso is subject to a vote of the Board, the affirmative vote of a CTC Director shall be considered to be prior written consent of the CTC Member.
(c)Each Member and Designated Individual shall cooperate with the Partnership Representative and do or refrain from doing any or all things requested in good faith by the Partnership Representative in connection with any examination of the Company’s affairs by any U.S. federal, state, or local tax authorities, including resulting administrative and judicial proceedings; provided, however, that neither the Solaris Member nor the CTC Member shall be required by the Partnership Representative or Designated Individual to file an amended Tax Return without such Member’s prior written consent.
(d)No Member shall have any claim against the Partnership Representative, the Designated Individual, any Director or the Company for any actions taken (or any failures to take action) in accordance with this Agreement by such Persons in good faith in respect of tax matters of the Company.  All reasonable, documented costs and expenses incurred by the Partnership Representative or a Designated Individual in connection with its duties in accordance with this Agreement, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.
Article 12

DISSOLUTION, WINDING-UP AND TERMINATION

12.1Dissolution.
(a)The Company shall be liquidated and its affairs shall be wound up on the first to occur of the following events (each a “Liquidation Event”), and no other event shall cause the Company’s dissolution:

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(i)Board Approval;
(ii)at any time when there are no Members, unless the Company is continued without dissolution in accordance with the TBOC (a “Continuation Election”);
(iii)the later of (A) the 15th anniversary of the Effective Date, and (B) the latest expiration or termination of any of the following: the Rental Agreement, any Rental Order thereunder, any Replacement Rental Agreement or any Rental Order thereunder; provided, however, that the Board may approve an amendment to this Agreement continuing the existence of the Company for an additional term to be set forth therein; and
(iv)entry of a decree of judicial dissolution of the Company as provided in the TBOC.
(b)Except as otherwise provided in this Section 12.1, to the maximum extent permitted by the TBOC, the death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Member or the commencement or consummation of separation proceedings shall not constitute a Liquidation Event and, notwithstanding the occurrence of any such event or circumstance, the business of the Company shall be continued without dissolution.
12.2Winding-Up and Termination.
(a)On the occurrence of a Liquidation Event, unless a Continuation Election is made, the Operator or a Person (or a committee of other Persons) selected by Operator shall act as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the TBOC.  The costs of winding up shall be borne as a Company expense, including reasonable compensation to the liquidator.  The steps to be accomplished by the liquidator are as follows:
(i)as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations;
(ii)the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up) or otherwise make adequate provision for payment and discharge thereof (including, in the discretion of the liquidator, the establishment of any cash escrow fund, trust or similar reserve for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and
(iii)before distributing all remaining assets of the Company:
(A)the liquidator may sell any or all Company property with Board approval, including to Members, and any resulting gain or loss

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from each sale shall be computed and allocated to the Capital Accounts of the Members in accordance with the provisions of Article 6;
(B)with respect to all Company property not sold, the Fair Market Value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in property not reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the Fair Market Value of that property on the date of distribution; and
(b)After the application of Section 12.2(a)(iii), any remaining Company assets shall be distributed to the Members in accordance with Section 6.1(b).
(c)Distributions made during winding up may be made in kind.  All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses and liabilities theretofore incurred or for which the Company has committed before the date of termination and those costs, expenses and liabilities shall be allocated to the distributee pursuant to this Section 12.2(c).  Any distribution in kind need not be made on a pro rata basis so long as the value of the assets and cash (if any) distributed to each Member is in compliance with this Section 12.2. The distribution of cash or property to the Members in accordance with the provisions of this Section 12.2 constitutes a complete return to such Member of its Capital Contributions and a complete distribution to the Members of its Units and all the Company’s property and constitutes a compromise to which all Members have consented.  To the extent a Member returns funds to the Company, it has no claim against any other Member for those funds.
(d)On completion of the distribution of Company assets as provided herein, the liquidator (or such other Person or Persons as the TBOC may require or permit) shall have the authority to execute and record all documents and take such other actions as may be necessary to effectuate the dissolution and termination of the Company.
Article 13

GENERAL PROVISIONS
13.1Notices.
(a)Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if (x) personally delivered by courier, (y) mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained or (z) by email, in each case, at the following addresses (or any other address any such party may designate by written notice to the other parties in accordance with this Section 13.1):
(i)if to the Company, at the address of its principal executive offices:

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(ii)if to a current Member, at the address given for the Member on Schedule I or to such other address as the Member may provide in writing to the Company and other Members; and
(iii)if to an Additional Member or a holder of Units not admitted as a Member, at the address given for such Member or holder in an Addendum Agreement or to such other address as the Member may provide in writing to the Company and other Members.
(b)Any such notice shall (i) if delivered personally, be deemed received upon delivery; (ii) if delivered by certified mail, be deemed received upon the earlier of actual receipt thereof or five (5) Business Days after the date of deposit in the United States mail, as the case may be; (iii) if delivered by nationally recognized overnight delivery service, be deemed received upon the earlier of actual receipt thereof or the second (2nd) Business Day after the date of deposit with the delivery service; and (iv) if delivered by email transmission pursuant to Section 13.1(a), be deemed to have been given, (x) if transmitted by email during normal business hours on a Business Day, when delivered, (y) if delivered after the close of normal business hours on a Business Day, or on a day that is not a Business Day, then on the immediately following Business Day or (z) if earlier than the foregoing (x) and (y), on the date of confirmed delivery (including by email and automatic replies); provided, the party sending such notice does not receive an “undeliverable” message or other notification such notice was not delivered.
(c)Whenever any notice is required to be given by Law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
13.2Entire Agreement; Supersedure.  This Agreement (including the Exhibits and Schedules), together with the Management Agreement, constitutes the entire agreement of the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.
13.3Effect of Waiver or Consent.  A waiver or consent, express or implied, to or of any breach or default by any Person in the representations and warranties of such Person or in the performance by such Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person with respect to the Company.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in breach or default with respect to the Company or under this Agreement, irrespective of how long such failure continues, does not constitute a waiver by such Person of its rights with respect to such breach or default until the applicable statute-of-limitations period has run; provided any failure by any Person to comply with any of its obligations, agreements or conditions herein contained may be waived by any other Person to whom such compliance is owed with respect to such other Person by an instrument signed by such other party and expressly identified as a waiver, but not in any other manner.

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13.4Amendment or Restatement; Power of Attorney.
(a)The Certificate and, subject to Section 13.4(b), this Agreement (including any Exhibit or Schedule hereto) may only be amended, modified, supplemented or restated, and any provisions of the Certificate or this Agreement may only be waived, only with Board Approval; provided, however, that (i) any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences of one or more Members in their capacities as holders of a specific class of Units in a disproportionate and adverse manner (other than in a de minimis, non-economic respect) compared to the rights, obligations, powers and preferences specific to other Members in their capacities as the holders of the same class of Units shall also require the prior written consent of Members then holding at least [***]% of the class of Units so disproportionately and adversely affected; (iii) any such amendment, modification, supplement, restatement or waiver that would alter or change the rights, obligations, powers or preferences specific to a particular class or series (or group of classes or series) of Units in a disproportionate and adverse manner (other than in a de minimis, non-economic respect) compared to the rights, obligations, powers and preferences specific to any other class or series (or group of classes or series) of Units shall also require the prior written consent of Members then holding at least [***]% of the class or series (or group of classes or series) of Units so disproportionately and adversely affected; and (iii) any such amendment, modification, supplement or restatement that would change in an adverse manner the rights of any Member under Section 5.4, Article 7 or Article 9 shall also require the prior written consent of the affected Member.
(b)Notwithstanding anything to the contrary in this Section 13.4, the Members’ Schedules may be amended from time to time by the Company in accordance with Section 3.6(c) without requiring the consent of any other Person.
(c)Each Member hereby irrevocably makes, constitutes and appoints each Director appointed by the other Member as its true and lawful agent and attorney-in-fact, with full power of substitution to its Affiliates and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file: (i) any amendment, modification, supplement, discharge or waiver of any provision of this Agreement validly approved or made in accordance with this Agreement; (ii) all instruments required or necessary to comply with the provisions of this Agreement and applicable Law or to permit the Company to become or to continue as a limited liability company or other entity wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (iii) all instruments required or necessary to reflect a change or modification of this Agreement validly made in accordance with this Agreement (including changes to the Members’ Schedules); (iv) all instruments required or necessary to admit Additional Members to the Company (or securities convertible into or exercisable or exchangeable for Units) in accordance with this Agreement; (v) all instruments required or necessary to effect a Drag-Along Transaction or the dissolution and termination of the Company pursuant to the applicable provisions of this Agreement; and (vi) all other instruments not inconsistent with the terms of this Agreement which may

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be required to give effect to the provisions of this Agreement or which may be required by Law to be filed on behalf of the Company.
(d)With respect to each Member and each Additional Member, the foregoing power of attorney: (i) is coupled with an interest and given to secure a proprietary interest, shall be irrevocable and shall survive the incapacity or Bankruptcy of such Member; (ii) may be exercised by any Director either by signing separately as attorney-in-fact for such Member or, after listing all of the Members executing an instrument, by a single signature of such Director acting as attorney-in-fact for all of them; and (iii) shall survive the Transfer by such Member of all or any portion of the Units held by such Member; except, where the assignee of the whole of such Member’s interest has been approved by the Board for admission to the Company as an Additional Member, the power of attorney of the assignor shall survive such Transfer for the sole purpose of enabling the Board to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.
13.5Binding Effect; Third-Party Beneficiaries.  Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Company and each Member and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Company and each Member intends to and does hereby become bound.  Nothing expressed or implied in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision of this Agreement; provided, however, the Covered Persons shall be third-party beneficiaries of Article 9 and may enforce any rights granted to them pursuant to this Agreement in their own right as if they were a party to this Agreement. Without limiting the generality of the immediately preceding sentence, no Person other than the Company and the Members shall have any rights with respect to a Call Notice, a Member’s Capital Contribution obligations or in exercising rights or remedies against a Defaulting Member.  Neither this Agreement, nor the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, the rights under this Agreement may be assigned by a Member to a transferee of all or a portion of such Member’s Units Transferred in accordance with this Agreement (and shall be assigned to the extent this Agreement requires such assignment), but only to the extent of such Units so Transferred; it being understood the assignment of any rights under this Agreement shall not constitute admission to the Company as a Member unless and until such transferee is duly admitted as a Member in accordance with this Agreement.
13.6Governing Law; Venue; Severability; Limitation of Liability.
(a)THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF Texas, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.
(b)ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE

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TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE COUNTY OF HARRIS, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.  SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
(d)In the event of a direct conflict between the provisions of this Agreement and: (i) any provision of the Certificate; or (ii) any mandatory, non-waivable provision of the TBOC, such provision of the Certificate or the TBOC shall control.  If any provision of the TBOC provides it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.
(e)If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
(f)Except to the extent of this Agreement sets forth any express remedy for a Default, if either Member desires to bring a claim against the Company or another Member in accordance with this Section 13.6 for an alleged breach or default of this Agreement, such Member shall provide written notice to such other Member or the Company, as applicable, specifying in reasonable detail the activity giving rise to such claim.  The respective principal executive officers or other equivalent Person of such parties shall

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

thereafter negotiate in good faith for the following 15 days to resolve the alleged breach or default.  If the parties fail to resolve the alleged breach or default, or the breaching party fails to commence the cure of any such breach or default within five Business Days of the end of such 15-day period, notwithstanding anything to the contrary in this Agreement, the applicable Member shall be entitled to enforce its rights and remedies in respect of such breach or default in the venue provided for in this Section 13.6.
13.7Further Assurances.  In connection with this Agreement and the transactions contemplated hereby, the Company and each Member shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties hereto as expressed herein.
13.8Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute a single instrument.  Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in portable document format (PDF) or similar means of electronic delivery shall have the same effect as physical delivery of the paper document bearing the original signature.
13.9Fees and Expenses.  Each party hereto shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents.
13.10Outside Counsel.  Each party to this Agreement acknowledges and agrees such party has been represented by separate outside counsel in connection with the transactions contemplated hereby and further acknowledges and agrees (a) Vinson & Elkins L.L.P. has acted as counsel solely to the Solaris Member and not to the Company or the CTC Member in connection with the transactions contemplated hereby and (b) Eversheds Sutherland (US) LLP has acted as counsel solely to the CTC Member and not to the Company or the Solaris Member.
13.11No Presumption.  Each party to this Agreement acknowledges, if any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.
13.12No Special Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THE MEMBERS AND THE COMPANY WAIVE ANY AND ALL RIGHTS, CLAIMS OR CAUSES OF ACTION AGAINST ONE ANOTHER ARISING UNDER THIS AGREEMENT FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES (EXCEPT TO THE EXTENT THE SAME ARE THE ACTUAL AND PROXIMATE RESULT OF THE EVENT THAT GAVE RISE THERETO OR THE MATTER FOR WHICH RECOVERY IS SOUGHT HEREUNDER), UNLESS SUCH DAMAGES ARE AWARDED TO A THIRD PARTY IN A CLAIM AS TO WHICH INDEMNITY IS OWED PURSUANT TO THIS AGREEMENT.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

13.13No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Member covenants, agrees and acknowledges that no recourse under this Agreement shall be had against any current or future director, officer, employee, general or limited partner or equity holder of any Member or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, general or limited partner or equity holder of any Member or of any Affiliate or assignee thereof, as such, for any obligation of any Member under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Signature Pages Follow]

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

IN WITNESS WHEREOF, the Company and the Members have executed this Amended and Restated Limited Liability Company Agreement as of the date first set forth above.

COMPANY:

Stateline Power, LLC

By: /s/ Christopher M. Powell
Name: Christopher M. Powell
Title: Secretary

Solaris Member:

SOLARIS POWER SOLUTIONS STATELINE, LLC

By: /s/ Kyle Ramachandran
Name: Kyle Ramachandran
Title: President and Chief Financial Officer

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Signature Page

CTC MEMBER:

CTC PROPERTY LLC

By: /s/ Jared Birchall
Name: Jared Birchall
Title: Corp Secretary

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Signature Page

Exhibit A

DEFINED TERMS

“Accredited Investor” has the meaning ascribed to such term in Rule 501(a) promulgated under the Securities Act.

“Addendum Agreement” is defined in Section 3.6(a).

“Additional Member” means any Person not already a Member in respect of particular Units who acquires all of the Units held by a Member from such Member and is admitted to the Company as a Member pursuant to the provisions of Section 3.6.

“Additional Units” means additional classes or series of Units (or securities convertible into or exercisable for Units), other than Series A Units.

“Adjusted Capital Account” means the Capital Account maintained for each Member: (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and (b) decreased by any amounts described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member.  The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2 and shall be interpreted consistently therewith.

“Affected Member” is defined in Section 5.6(b).

“Affiliate” means, when used with respect to a specified Person, any Person which directly or indirectly Controls, is Controlled by or is Under Common Control with such specified Person.  Notwithstanding the foregoing, no member of the Company Group shall be considered an Affiliate of Solaris, CTC or their respective Controlled Affiliates.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of Stateline Power, LLC, as amended, supplemented and restated from time to time in accordance with the terms hereof.

“Allocation Period” means the period: (a) commencing on the Effective Date or, for any Allocation Period other than the first Allocation Period, the day following the end of a prior Allocation Period; and (b) ending (i) on the last day of each Fiscal Year; (ii) subject to clause (iii) of this definition, on the day immediately preceding any day on which an event that results in an adjustment to the Book Value of the Company’s assets pursuant to clauses (b)(i), (b)(ii), (b)(iii) or (b)(v) of the definition of Book Value (with such adjustment also deemed to occur on the day immediately preceding such event); (iii) immediately after any day on which an adjustment to the Book Value of the Company’s assets occurs pursuant to (A) clause (b)(i) of the definition of Book Value (solely in connection with the acquisition of an additional interest in the Company by an existing Member in exchange for a non-pro rata Capital Contribution) or (B) clause (b)(iv) of the definition of Book Value; or (iv) on any other date determined by the Board.

“Approved Budget” is defined in Section 8.5(a).

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-1

“Bankruptcy” or “Bankrupt” means with respect to any Person, that: (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties; or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Law has been commenced against such person and 120 calendar days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 calendar days have expired without the appointment’s having been vacated or stayed, or 90 calendar days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

“Board” is defined in Section 8.1.

“Board Approval” is defined in Section 8.2(e).

“Book Value” means, with respect to any property of the Company, such property’s adjusted basis for U.S. federal income tax purposes, except as follows:

(a)The initial Book Value of any property contributed by a Member to the Company shall be the Fair Market Value of such property as of the date of such contribution.
(b)The Book Values of all properties shall be adjusted to equal their respective Fair Market Values in connection with: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (iii) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of more than a de minimis amount of services to or for the benefit of the Company by an existing Member acting in its capacity as a member of the Company, or by a new Member acting in its capacity as a member of the Company or in anticipation of becoming a member; (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1); (v) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a Non-Compensatory Option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (vi) any other event to the extent determined by the Board to be permitted and necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, that adjustments pursuant to clauses (i), (ii), (iii) and (v) above shall be made only if the Board determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.  If any Non-Compensatory Options

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-2

are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(vi), the Company shall adjust the Book Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).
(c)The Book Value of property distributed to a Member shall be adjusted to equal the Fair Market Value of such property as of the date of such distribution.
(d)The Book Value of all property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code Section 743(b) (including any such adjustments pursuant to Treasury Regulations Section 1.734-2(b)(1)), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of Profits or Losses or Section 6.3(h); provided, that the Book Value of property shall not be adjusted pursuant to this clause (d) to the extent that the Board determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).
(e)If the Book Value of property has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits, Losses and other items allocated pursuant to Article 6.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by Law to close.

“Call Notice” is defined in Section 5.2(a).

“Capex Budget” means the annual capital expenditure budget of the Company.

“Capital Account” is defined in Section 5.6(a).

“Capital Call” is defined in Section 5.2(a).

“Capital Contribution” means with respect to any Member, the amount of money and the initial Book Value of any property (other than money) contributed or deemed to be contributed to the Company by such Member.  Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contribution was made in respect of Units Transferred to such Member.

“Certificate” means the Certificate of Formation of the Company dated April 9, 2025, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.  All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding Law.

“Company” is defined in the preamble.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-3

“Company Group” means the Company and its Subsidiaries and Controlled Affiliates.

“Company Level Taxes” means any U.S. federal, state, or local Taxes, additions to Tax, penalties, and interest payable by the Company or any Subsidiary thereof as a result of any examination of the Company’s or any Subsidiaries’ affairs by any U.S. federal, state, or local Tax authorities, including resulting administrative and judicial proceedings under the Partnership Tax Audit Rules.

“Confidential Information” means all proprietary or non-public information, trade secrets, process methods, designs, ideas, concepts, improvements, product developments, discoveries and inventions, whether patentable or not, including all such information relating to strategies, corporate opportunities, research, financial and sales data, evaluations or opinions, project locations, the identity of customers or acquisition targets (or contacts within their organizations) and all writings or materials of any type constituting or embodying any of such information, ideas, concepts, improvements, discoveries, inventions and other similar forms of expression that (a) relate to the Company Group’s businesses, products or services or (b) relate to or involve any of the Transaction Documents or the terms thereof or (c) are obtained by or on behalf of a Member from a member of the Company Group or their respective representatives, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Member, (ii) was or becomes available to such Member on a non-confidential basis before disclosure to the Member by a member of the Company Group or their respective representatives, (iii) was or becomes available to the Member from a source other than the Company, its Subsidiaries or their respective representatives (provided, however, such source is not known by such Member to be bound by a confidentiality agreement with a member of the Company Group or their respective representatives) or (iv) is independently developed by such Member without the use of any such information received under this Agreement.

“Conflict Activity” means (a) the waiver of any of the Company Group’s material rights, or the granting of any material consent or approval by the Company Group under the Management Agreement or the Rental Agreement, (b) the assertion by the Company Group of a material breach or material default by the Conflicted Member (or its Affiliates) under the Management Agreement or the Rental Agreement, or the enforcement of any rights of the Company Group under the Management Agreement or the Rental Agreement in connection with any such material breach or material default (or alleged material breach or material default) thereunder by the Conflicted Member (or its Affiliates); (c) the determination to cure any material breach of a member of the Company Group under the Management Agreement or the Rental Agreement; (d) the exercise of any discretionary audit or inspection rights by the Company Group provided in the Management Agreement or the Rental Agreement; or (e) the assertion, exercise or waiver of any and all rights of the Company pursuant to Section 1.02 of the Rental Agreement in its capacity as Lessor thereunder, including the taking of any action by the Company with respect to its right of first refusal or any of its rights in respect of any Rental Agreement RO Offer thereunder.

“Conflict Notice” is defined in Section 8.4(b).

“Conflicted Member” means a Member that is (or has an Affiliate, Representative or Representative of an Affiliate that is) a counterparty to the Company Group under the Management

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-4

Agreement or Rental Agreement, as applicable, which Member is entitled to certain rights or has certain obligations that have given rise to a Conflict Activity.

“Continuation Election” is defined in Section 12.1(a)(ii).

“Contribution Default” is defined in Section 5.4(a).

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise) of a Person.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Code Section 6241(2)(B)) to the extent such adjustment results in an “imputed underpayment” as described in Code Section 6225(b) or any analogous provision of state or local Law.

“Covered Person” means, (a) with respect to each Member: (i) such Member in its capacity as a Member (including in its capacity as the Partnership Representative, if applicable); (ii) each of such Member’s officers, directors, liquidators, partners, equityholders, managers and members in their capacity as such, (iii) each of such Member’s Affiliates (other than the Company and its Subsidiaries) and each of their respective officers, directors, liquidators, partners, equityholders, managers and members in their capacities as such; and (iv) any representatives, agents or employees of any Person identified in clauses (i)-(iv) of this clause (a) or any other Person who the Board expressly designates as a Covered Person in a written resolution; (b) each Director, in such Person’s capacity as a Director; and (c) each (x) current and former Officer (solely in such Person’s capacity as an Officer); and (y) each Person not identified in clause (x) who is or was an officer or employee or other service provider of any member of the Company Group and whom the Board expressly designates as a Covered Person in a written resolution.

“CPI” is defined in Section 8.5(c).

“Creditors’ Rights” means (a) any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws affecting the rights and remedies of creditors generally and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief.

“CTC Change of Control” means, with respect to the CTC Member: (a) any person (as defined in sections 13(d) and 14(d) of the Exchange Act) other than [***] Controlling the CTC Member; or (b) the sale or other disposition of all or substantially all of the CTC Member’s assets to a business entity (other than a business entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by the equityholders of the CTC Member as of immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the CTC Member immediately prior to the sale or disposition).

“CTC Competitor” means [***].

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-5

“CTC Directors” is defined in Section 8.2(a)(ii).

“CTC Member” means CTC Property LLC, a Wyoming limited liability company, and its transferees, successors and permitted assignees of Equity Interests (including subsequent transferees, successors and permitted assignees), in each case only if such person is a Member.

“Customer” has the meaning assigned to that term in the Rental Agreement.

“Customer Event of Default” has the meaning assigned to that term in the Rental Agreement.

“Default” means the occurrence and continuation of any of the following events, with respect to a Member: (a) a Contribution Default by such Member or (b) any of the events set forth in clauses (i)-(v) of Section 5.4(d).

“Default Loan” is defined in Section 5.4(b).

“Defaulted Contribution” is defined in Section 5.4(a).

“Defaulting Member” is defined in Section 5.4(a).

“Depreciation” means, for each Allocation Period, an amount equal to the depreciation, amortization or other cost recovery deduction (excluding depletion) allowable for U.S. federal income tax purposes with respect to property for such Allocation Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Allocation Period shall be the amount of book basis recovered for such Allocation Period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Book Value of which differs from its adjusted tax basis at the beginning of such Allocation Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the beginning of such Allocation Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Board.

“Designated Individual” means an individual meeting the requirements of Treasury Regulations Sections 301.6223-1(b)(2) and (4) that is appointed as an individual through whom the Partnership Representative will act to the extent required for purposes of subchapter C of chapter 63 of the Code, as provided in Treasury Regulations Section 301.6223-1(b)(3) (and any analogous or similar position or role under relevant state or local Tax Laws).

“Director” is defined in Section 8.1.

“Distributable Cash” means, with respect to any calendar month, the aggregate amount of all cash and cash equivalents of the Company Group received from any and all sources during such calendar month, less all operating and capital expenditures made or incurred by the Company

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-6

Group during such month, less (a) the Reserve Amount, less (b) any additional amounts in excess of the Reserve Amount reasonably determined by the Operator to be required to fund the budgeted expenses of the Company under the then-current Approved Budgets.

“Drag-Along Transaction” means any of the following: (a) any consolidation, conversion, merger, division or other business combination involving the Company in which all of the Units held by the Dragging Member are, directly or indirectly, exchanged for or converted into cash, securities of a corporation or other business organization or other property; (b) a sale or transfer of all or substantially all of the assets of the Company; or (c) the Transfer of all or substantially all of the Units held by the Dragging Member, directly or indirectly, in a single transaction or a series of related transactions.

“Dragging Member” is defined in Section 7.8(a).

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulations Section 1.752-2(a).

“Effective Date” is defined in the preamble.

“Eligible Units” is defined in Section 7.6(b).

“Emergency Expenditures” means expenditures which the Operator determines in good faith are reasonably necessary to be made in order to mitigate or remedy the imminent or occurring material endangerment of property, the health or safety of any Person, or the environment.

“Encumbering Member” is defined in Section 7.7.

“Enforcement Conflict” is defined in Section 8.4(b).

“Environmental Law” means any and all Laws (excluding common law) pertaining to prevention of pollution, protection of the environment (including natural resources), remediation of contamination or restoration of environmental quality, or workplace health and safety (but only as related to exposure to Hazardous Substances), and all orders, regulations or directives issued by a Governmental Authority to implement any of the foregoing. For purposes of the foregoing definition, “Hazardous Substances” means any substance or material defined, classified or otherwise regulated under applicable Environmental Law as “hazardous,” “toxic,” a “pollutant,” or a “contaminant,” or words of similar meaning and regulatory effect, including petroleum and petroleum products (including crude oil and any fractions thereof), polychlorinated biphenyls, per-and polyfluoroalkyl substances, radioactive materials and friable asbestos.

“Equipment” means, at any time, the equipment and other associated accessories and assets owned by the Company Group at such time of the type that are leased or could be subject to lease pursuant to the terms of the Rental Agreement or any similar agreement.

“Equity Interests” means: (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest; (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing, whether at the

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-7

time of issuance or upon the passage of time or the occurrence of some future event; and (c) any warrant, option or other right (contingent or otherwise) to acquire any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Business Opportunity” is defined in Section 8.10(b).

“Excluded Inter-Company Contracts” means the following Inter-Company Contracts: (a) any renewals or extensions of then-existing Inter-Company Contracts on substantially the same terms; (b) any new Inter-Company Contracts on terms substantially the same as similar then-existing contracts, agreements or arrangements of the Company Group; and (c) any contracts, agreements or arrangements entered into in the ordinary course of business on terms no less favorable to the Company Group than could be obtained in an arm’s length transaction with an unrelated Third Party that involve annual consideration payable by the Company Group not in excess of $1,000,000.

“Facility” means [***]’s distribution facility located at [***].

“Fair Market Value” means a good faith determination of the Board of the cash value of specified asset(s) that would be obtained in a negotiated, arm’s-length transaction between an informed and willing buyer and an informed and willing seller, with such buyer and seller being unaffiliated, neither such party being under any compulsion to purchase or sell, and without regard to the particular circumstances of either such party; provided, if in connection with the exercise by either Member of its purchase rights under Section 5.4(d) or Section 7.7, the Members are unable to reach an agreement on the applicable Fair Market Value determination within 30 days of such discussions commencing then, the Member whose interests are subject to purchase shall promptly select three (3) nationally-recognized investment banking firms that have not had a direct or indirect substantial relationship with such Member within the preceding two (2) years and notify the Board thereof.  The exercising Member shall promptly select one (1) of such three (3) investment banking firms and notify the Member whose interests are subject to purchase of such selection.  The investment banking firm selected as provided above (the “Independent Advisor”) shall promptly determine the Fair Market Value.  The Independent Advisor shall render its decision within twenty (20) Business Days (or as promptly thereafter as possible) and such decision shall be final and binding upon the parties.  If the Fair Market Value determined by the Independent Advisor exceeds the Board’s determination of Fair Market Value by more than 10.00%, then the purchasing Member shall pay 100% of the fees and expenses of retaining the Independent Advisor; otherwise, the Member whose interests are subject to purchase shall pay 100% of the fees and expenses of retaining the Independent Advisor.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31st of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required.  The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“Fundamental Actions” means the following actions by the Company or any other member of the Company Group: (a) entering into any written agreement the terms of which impose non-competition or non-solicitation restrictions on any Defaulting Member; (b) changing, for U.S.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-8

federal income tax purposes, the classification of any member of the Company Group; (c) requiring any Defaulting Member to make additional Capital Contributions other than with respect to Required Capital Contributions; (d) entering into, terminating, amending or modifying, or waiving any material right under, any Inter-Company Contract, other than any Excluded Inter-Company Contract; (e); making any distribution other than in accordance with the allocation provided under Section 6.1(b) or Section 12.2, as applicable; (f) redeeming any Series A Units held by the Members other than on a pro rata basis; (g) dissolving the Company or agreeing to continue the existence of the Company in accordance with Section 12.1; and (g) entering into any agreement or otherwise committing to do any of the foregoing.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means any federal, state, local or foreign government (or department thereof), agency, board, commission, court of competent jurisdiction or other governmental or regulatory authority or instrumentality.

“Inclusion Right” is defined in Section 7.6(b).

“Independent Advisor” is defined in the definition of Fair Market Value herein.

“Initial Budget” is defined in Section 8.5(a).

“Inter-Company Contract” means any oral or written contract, agreement, transaction or arrangement between the Company or any member of the Company Group, on the one hand, and the Operator, any Member(s) or any of their Affiliates, on the other hand, including the Management Agreement and the Rental Agreement.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a domestic, foreign or international Governmental Authority or any political subdivision thereof and shall include, for the avoidance of doubt, the TBOC.

“Lease Compensation” has the meaning assigned to that term in the Rental Agreement.

“Lease Rate” has the meaning assigned to that term in the Rental Agreement.

“Lessor” has the meaning assigned to that term in the Rental Agreement.

“Lessor Event of Default” has the meaning assigned to that term in the Rental Agreement.

“Liquidation Event” is defined in Section 12.1(a).

“Management Agreement” means that certain Agreement for Shared Management Services, by and between the Company and the Operator, dated as of the date hereof, and attached hereto as Exhibit D, as amended or supplemented from time to time.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-9

“Member” means any Person (but not any Affiliate or other Person in which such Person has an Equity Interest) executing this Agreement on the Effective Date or who is hereafter admitted to the Company as a member of the Company as provided in this Agreement, but such term does not include any Person who has ceased to be a member of the Company.

“Member Indemnitees” is defined in Section 9.1(h).

“Member Indemnitors” is defined in Section 9.1(h).

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deduction” has the meaning assigned to the term “partner nonrecourse deduction” in Treasury Regulations Section 1.704-2(i)(1).

“Members’ Schedules” is defined in Section 3.5.

“Minimum Gain” has the meaning assigned to the term “partnership minimum gain” in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Mobile Energy Rentals” means Mobile Energy Rentals, LLC, a Texas limited liability company.

“Non-Compensatory Option” has the meaning set forth in Treasury Regulations Section 1.721-2(f).

“Non-Defaulting Member” is defined in Section 5.4(b).

“Nonrecourse Deductions” has the meaning assigned to that term in Treasury Regulations Section 1.704-2(b)(1).

“Officers” is defined in Section 8.8(a).

“Operating Budget” means the annual operating expense budget of the Company.

“Operating Loss” is defined in Section 8.5(d).

“Operator” means Solaris Power Solutions Stateline Operating, LLC, a Delaware limited liability company, or any successor or replacement operator pursuant to the Management Agreement.

“Original Agreement” is defined in the recitals.

“Other Lease Compensation” means Lease Compensation other than the Lease Rate.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-10

“Partnership Representative” has the meaning assigned to such term in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder (and any analogous or similar position or role under relevant state or local Tax Laws).

“Partnership Tax Audit Rules” means Code Sections 6221 through 6241, as amended, together with any final or temporary Treasury Regulations, Revenue Rulings, and case law interpreting Code Sections 6221 through 6241, as amended (and any analogous or similar provisions under relevant state or local Tax Laws).

“Permitted Overruns” is defined in Section 8.5(d).

“Permitted Transferee” means, with respect to a Member, any Affiliate of such Member that is Controlled by the Ultimate Parent of such Member.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Profits” or “Losses” means, for each Allocation Period, an amount equal to the Company’s taxable income or loss for such period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)any income of the Company that is exempt from U.S. federal income Tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;
(b)any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;
(c)if the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 6.3, be taken into account for purposes of computing Profits or Losses;
(d)gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-11

(e)in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;
(f)to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
(g)any items that are allocated pursuant to Section 6.3 shall not be taken into account in computing Profits and Losses, but the amounts of the items of income, gain, loss or deduction items available to be specially allocated pursuant to Section 6.3 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

“Prohibited Transferee” means, at any time, any Person: (a) listed on any Sanctions-related list of designated or blocked Persons; (b) ordinarily resident in or organized under the Laws of a Sanctioned Country; or (c) controlled by, or of which fifty percent (50%) or more (in the aggregate) is directly or indirectly owned by, any Person or Persons described in the foregoing clauses (a) or (b). For purposes of the foregoing definition, (i) the term “Sanctions” means the sanctions administered or enforced by the United States government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council or the European Union, and (ii) the term “Sanctioned Country” means a country or territory that is the subject of comprehensive Sanctions.

“Purchased Units” means Units Transferred pursuant to a Tag-Along Sale.

“Rental Agreement” means that certain Amended and Restated Master Equipment Rental Agreement, by and between Mobile Energy Rentals and the CTC Member, dated as of the Effective Date, as modified by that certain Assignment and Assumption Agreement and Consent, by and among Mobile Energy Rentals, the Company and the CTC Member, dated as of the Effective Date, and as further amended, supplemented or otherwise modified from time to time.

“Rental Agreement RO Offer” has the meaning assigned to the term “RO Offer” in the Rental Agreement.

“Rental Order” has the meaning assigned to that term in the Rental Agreement.

“Replacement Rental Agreement” is defined in Section 8.12(a).

“Representatives” is defined in Section 10.4(c).

“Required Capital Call” is defined in Section 5.3(a).

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-12

“Required Expenditures” means, (a) any expenditures (i) the Operator determines are reasonably necessary in order to maintain the assets or properties of the Company Group, and (ii) recommended by Solar Turbines Incorporated or the applicable manufacturer for maintenance of the assets and properties of the Company Group, which amount is expected as of the Effective Date to equal (A) [***] for any PGM 130 turbine engine overhaul, (B) [***] for any T350 turbine heat exchange, (C) [***] for any T350 turbine engine overhaul and (D) [***] for any T350 turbine gear box exchange and (b) with respect to any change in Law applicable to the Company, any expenditures the Operator determines are reasonably necessary in order for the use, ownership or operation of the assets or properties of the Company Group to comply with such change in Law in all material respects.

“Reserve Amount” means the amount of any cash reserves that is necessary or appropriate to (a) provide for the proper conduct of the business of the Company Group (including reserves for expenses, capital expenditures, contingencies and future acquisitions, investments or credit needs of the Company Group), as determined by the Board, or (b) comply with Law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any member of the Company Group is a party or by which any such member is bound or its assets are subject; provided, however, that such reserves shall not equal more than the forthcoming three months of expenses included in the then effective Approved Budgets without Board Approval.

“ROFR Acceptance Notice” is defined in Section 7.5(b).

“ROFR Holder” is defined in Section 7.5(a).

“ROFR Notice” is defined in Section 7.5(a).

“ROFR Offer” is defined in Section 7.5(b).

“ROFR Offer Price” is defined in Section 7.5(b).

“ROFR Offered Units” is defined in Section 7.5(a).

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Selling Member” is defined in Section 7.5(a).

“Series A Units” is defined in Section 3.2(a).

“Series A-1 Units” is defined in Section 3.2(a).

“Series A-2 Units” is defined in Section 3.2(a).

“Sharing Ratio” means, with respect to each Member, as of the time of determination: (a) the number of Series A Units then held by such Member, divided by (b) the total number of Series A Units then issued and outstanding.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-13

“Solar Turbines Purchase Orders” means, collectively, (a) that certain Purchase Order No. 1185, issued by Mobile Energy Rentals on January 16, 2025 for the purchase of six T350 generator sets from Solar Turbines Incorporated for the aggregate amount of $[***]; (b) that certain Purchase Order No. 1119-A, issued by Mobile Energy Rentals on January 16, 2025 for the purchase of 17 PGM 130 generator sets from Solar Turbines Incorporated for the aggregate amount of $[***]; (c) that certain Purchase Order No. 1191, issued by Mobile Energy Rentals on January 24, 2025 for the purchase of ten T350 generator sets from Solar Turbines Incorporated for the aggregate amount of $[***]; (d) that certain Purchase Order No. 1208, issued by Mobile Energy Rentals on January 24, 2025 for the purchase of 17 PGM 130 catalyst systems from [***] for the aggregate amount of $[***]; and (e) that certain Purchase Order No. 1351, issued by Mobile Energy Rentals on February 24, 2025 for the purchase of 16 Solar Titan 350 SCR/CO catalyst systems from [***] for the aggregate amount of $[***].

“Solaris” means Solaris Energy Infrastructure, Inc., a Delaware corporation, and any successor thereof.

“Solaris Change of Control” means, with respect to the Solaris Member: (a) any person (as defined in sections 13(d) and 14(d) of the Exchange Act) other than Solaris Controlling the Solaris Member; or (b) the sale or other disposition of all or substantially all of the Solaris’ Member’s assets to a business entity (other than a business entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by the equityholders of the Solaris Member as of immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Solaris Member immediately prior to the sale or disposition).

“Solaris Competitor” means [***].

“Solaris Directors” is defined in Section 8.2(a)(i).

“Solaris Member” means Solaris Power Solutions Stateline, LLC, a Delaware limited liability company, and its transferees, successors and permitted assignees of Equity Interests (including subsequent transferees, successors and permitted assignees), in each case only if such person is a Member.

“Subject Equipment” is defined in Section 8.12(a).

“Subsidiary” means, with respect to any Person: (a) any corporation, partnership, limited liability company or other entity, a majority of the Equity Interests of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such Person or any direct or indirect Subsidiary of such Person; (b) a partnership in which such Person or any direct or indirect Subsidiary of such Person is a general partner; or (c) a limited liability company in which such Person or any direct or indirect Subsidiary of such Person is a managing member or manager.

“Tag Electing Member” is defined in Section 7.6(b).

“Tag Eligible Member” means, other than the Tag Subject Member, any holder of Series A Units that is not a Defaulting Member.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-14

“Tag Subject Member” is defined in Section 7.6(a).

“Tag Subject Units” is defined in Section 7.6(b).

“Tag Transferee” is defined in Section 7.6(b).

“Tag-Along Offer Notice” is defined in Section 7.6(b).

“Tag-Along Sale” is defined in Section 7.6(a).

“Tax” or “Taxes” means any tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including, any net income, gross income, profits, gross receipts, profits, excise, or withholding tax imposed by or on behalf of any government authority, together with any interest, penalties or additions to tax.

“Tax Return” means any return, election, declaration, report, schedule, return, document, opinion or statement, including any amendments or attachments thereof, which are required to be submitted to any Governmental Authority having authority to assess Taxes.

“TBOC” means the Texas Business Organizations Code and any successor statute, as amended from time to time.

“Third Party” means, with respect to any Member, any Person, including any other Member, who is not a Permitted Transferee with respect to such first Member or the original holder of the related interest.

“Third-Party Claim” means any and all judgments, losses, damages, fines, penalties, deficiencies, costs and expenses (including court costs and reasonable out-of-pocket fees and expenses of attorneys, accountants and experts incurred in connection with defending or settling any action) incurred in respect of a claim made by a Third Party (including any Governmental Authority), whether for breach of contract, tort, strict liability, at Law, in equity or otherwise, but excluding any payment owed to a Third Party pursuant to any contractual obligation of the Company Group that is unrelated to any breach or default.

“Third-Party Offer” means a bona fide written offer from a Third Party.

“Third Party Offeror” is defined in Section 7.5(a).

“Transaction Documents” means this Agreement, each agreement attached as an Exhibit (including any exhibit, schedule or other attachment to any Exhibit), the Management Agreement and the Rental Agreement.

“Transfer,” including the correlative terms “Transferring” and “Transferred,” means any direct or indirect transfer, assignment, sale, gift, inter vivos transfer, pledge, hypothecation, mortgage, or other encumbrance, or any other disposition (whether voluntary or involuntary or by operation of Law) of Equity Interests (or any interest (pecuniary or otherwise) therein or right thereto), including by division or creation of, or conversion to, a “series limited liability company” or “series limited partnership” or similar entity, or by derivative or similar transactions or

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-15

arrangements whereby a portion or all of the economic interest in, or risk of loss or opportunity for gain with respect to, Equity Interests is transferred or shifted to another Person; provided, that, notwithstanding the foregoing, any such transfer, assignment, sale, gift, pledge, hypothecation, mortgage, encumbrance or other disposition (whether voluntary or involuntary or by operation of Law) of any Equity Interests (or any interest (pecuniary or otherwise) therein or right thereto), including by division or creation of, or conversion to, a “series limited liability company” or “series limited partnership” or similar entity, or by derivative or similar transactions or arrangements, in Solaris Member or CTC Member or in any Person that holds or Controls (directly or indirectly through one or more Persons) Equity Interests in Solaris Member or CTC Member shall not be a Transfer for purposes of this Agreement except to the extent (a) the primary purpose of such transfer is to transfer, directly or indirectly, Equity Interests in the Company held by Solaris Member or CTC Member or (b) the applicable Person(s) that is directly or indirectly transferred was formed for the primary purpose of holding, directly or indirectly, Equity Interests in the Company or a direct or indirect equity interest in the Company is such applicable Person(s) primary asset.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.  All references herein to sections of Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Treasury Regulations.

“Triggering ROFR Offer” is defined in Section 7.5(a).

“Ultimate Parent” means, with respect to the CTC Member, [***], and, with respect to the Solaris Member, Solaris.

“Units” means a membership interest in the Company representing a functional part of the limited liability company interest in the Company of all the members and shall include Series A Units and any Additional Units established following the Effective Date; provided, however, any series or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement and the equity interest represented by such series or group of Units shall be determined in accordance with such relative rights, powers and duties set forth in this Agreement.

“[***]” means [***], a Nevada corporation, and any successor thereof.

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit A-16

Exhibit B

FORM OF ADDENDUM AGREEMENT

[Intentionally omitted.]

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit B-1

Exhibit C

FORM OF CALL NOTICE

Stateline Power, LLC

CALL NOTICE

[INTENTIONALLY OMITTED.]

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit D

Exhibit D

Management AGREEMENT

[INTENTIONALLY OMITTED.]

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit D

Exhibit E

initial budgetS

[INTENTIONALLY OMITTED.]

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Exhibit E

Schedule I

MEMBERS’ SCHEDULE

[INTENTIONALLY OMITTED.]

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Schedule I

Schedule II

INITIAL DIRECTORS

[INTENTIONALLY OMITTED.]

Schedule III

INITIAL OFFICERS

[INTENTIONALLY OMITTED.]

Stateline Power, LLC

Amended and Restated Limited Liability Company Agreement

Schedule III